                                                                      EXHIBIT 10
                                                                      ----------





                      AMENDED AND RESTATED CREDIT AGREEMENT
                                  by and among




                   COMPUTER TASK GROUP, INCORPORATED ("CTG"),
                                       AND
                    CERTAIN SUBSIDIARIES OF CTG NAMED HEREIN,
                                  AS BORROWERS,


                     THE LENDING INSTITUTIONS PARTY HERETO,
                                   AS LENDERS,

                                       and


                J.P. MORGAN BUSINESS CREDIT CORP., ACTING THROUGH
                              JPMORGAN CHASE BANK,
       as Administrative, Documentation, Collateral and Syndication Agent

                             Dated as of May 9, 2002

                      AMENDED AND RESTATED CREDIT AGREEMENT


         AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 9, 2002 among COMPUTER TASK GROUP, INCORPORATED, a New York corporation ("CTG"), CTG SERVICES, INC., a New York corporation ("CTG SERVICES"), COMPUTER TASK GROUP INTERNATIONAL, INC., a Delaware corporation ("CTG INTERNATIONAL"), CTG HEALTHCARE SOLUTIONS, INC., a Delaware corporation ("CTG HEALTHCARE"), and CTG HEALTHCARE SOLUTIONS (KANSAS), INC., a Kansas corporation ("CTG HEALTHCARE KANSAS"), as joint and several borrowers, the financial institutions identified on SCHEDULE 2.01(A) hereto (the "INITIAL LENDERS"), and such other financial institutions as may from time to time become parties hereto, as lenders, and JPMORGAN CHASE BANK, formerly known as THE CHASE MANHATTAN BANK, as administrative, documentation, collateral and syndication agent for the Lenders (in such capacities, together with its successors in such capacities, the "AGENT").

         The Borrowers and Computer Task Group (U.K.), Ltd., a corporation organized under the laws of the United Kingdom ("CTG (UK) LTD."), as guarantor, entered into that certain Credit Agreement dated as of May 11, 2001 (as heretofore amended, the "EXISTING CREDIT AGREEMENT") with the financial institutions party thereto as lenders and the Agent and, in connection therewith, executed and delivered or caused to be executed and delivered, the other "Facility Documents" as defined in the Existing Credit Agreement (together with the Existing Credit Agreement, the "EXISTING FACILITY DOCUMENTS"). The Borrowers, the Initial Lenders and the Agent wish to amend and restate the Existing Credit Agreement and, accordingly, the parties hereto agree that the Existing Credit Agreement shall be amended and restated as of the date hereof in its entirety as follows:

                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS

         Section 1.01. DEFINITIONS. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and VICE VERSA):

         "ACCOUNT" means any account receivable or right of the Borrowers or any of their Subsidiaries to payment for goods sold or leased or for services rendered, regardless of how such right is evidenced and whether or not it has been earned by performance, whether secured or unsecured, now existing or hereafter arising, and the proceeds thereof.

         "ACQUISITION" means any transaction pursuant to which the Borrowers or any of their Subsidiaries: (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation (other than the Borrowers or any corporation which is then a Subsidiary of any Borrower), pursuant to a solicitation of tenders therefore, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing; (b) makes any corporation a Subsidiary of any Borrower, or causes any such corporation to be merged into any Borrower or any Subsidiary, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of any Borrower or any Subsidiary, or a combination thereof; or (c) purchases all or substantially all of the business or assets of any corporation.

         "ADJUSTED BASE RATE" means, for any day, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day, and (b) the Federal Funds Rate in effect on such day PLUS 1/2 of 1%. Any change in the Adjusted Base Rate due to a change in the Prime RatE or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

         "ADJUSTED EURODOLLAR RATE" means, with respect to any Borrowing for any Eurodollar Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurodollar Rate for such Eurodollar Interest Period multiplied by (b) the Statutory Reserve Rate.

         "AFFILIATE" means any Person which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, any Borrower.

         "AFFILIATE SUBORDINATION AGREEMENT" means the Amended and Restated Affiliate Subordination Agreement dated as of the Closing Date among the Foreign Subsidiaries and the Agent, substantially in the form of EXHIBIT K annexed hereto, as the same may be amended, supplemented or otherwise modified from time to time

         "AGENT" has the meaning set forth in the preamble to this Agreement.

         "AGREEMENT" means this Amended and Restated Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "APPLICABLE BILLING PERIOD" means each (a) 5-week period consisting of the first five weeks of any Fiscal Quarter, (b) 4-week period consisting of the sixth through ninth weeks of any Fiscal Quarter or (c) 4-week period consisting of the tenth through thirteenth weeks of any Fiscal Quarter.

         "APPLICABLE COMMITMENT FEE RATE" means a rate of interest per year (expressed in basis points), equal to:

         (a) For the period from the date hereof through the first Banking Day of the month following the date on which the Agent receives the Compliance Certificate required to be delivered by the Borrowers pursuant to section 6.08(c) of this Agreement and the corresponding financial statements required to be delivered by the Borrowers pursuant to section 6.08(b) for the Fiscal Quarter ending March 29, 2002, thirty seven and one-half (37.5) basis points; and

         (b) For each Applicable Commitment Fee Rate Period (as defined below) thereafter, the Applicable Commitment Fee Rate set forth below which corresponds to the Total Funded Debt/EBITDA Ratio of the Borrowers as of the commencement of the Applicable Commitment Fee Rate Period:

         --------------------------------------- -------------------------------
                         TOTAL FUNDED            APPLICABLE COMMITMENT FEE RATE
                      DEBT/EBITDA RATIO              IN BASIS POINTS PER YEAR
         --------------------------------------- -------------------------------
         Greater than or equal to 2.75:1.00                    50
         --------------------------------------- -------------------------------
         Greater than or equal to 1.50:1.00
         but less than 2.75:1.00                               37.5
         --------------------------------------- -------------------------------
         Less than 1.50:1.00                                   25
         --------------------------------------- -------------------------------

         Anything in the Agreement to the contrary notwithstanding, after the occurrence and during the continuance of any Event of Default, the Applicable Commitment Fee Rate shall equal fifty (50) basis points.

         "APPLICABLE COMMITMENT FEE RATE PERIOD" means each period beginning on the first Banking Day of the month following the date on which the Agent receives the Compliance Certificate required to be delivered by the Borrowers pursuant to section 6.08(c) and the corresponding financial statements required to be delivered by the Borrowers pursuant to section 6.08(b) for the most recently ended Fiscal Quarter, and ending on the day immediately preceding the commencement of the next Applicable Commitment Fee Rate Period.

         "APPLICABLE MARGIN" means the Base Rate Margin in respect of each Base Rate Loan and the Eurodollar Margin in respect of each Eurodollar Loan.

         "APPLICABLE REAL ESTATE PERCENTAGE" means, as of any date of determination thereof, the percentage determined by dividing (a) the product of
(i) 75% and (ii) the difference between (x) 60 and (y) the integral number of calendar months that have elapsed since the Closing Date by (b) 60.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by the Agent in accordance with section 12.05 and in substantially the form of EXHIBIT I hereto.

         "AUTHORIZATION LETTER" means the letter agreement executed by the Borrowers in the form of EXHIBIT B hereto.

         "AVAILABILITY" means, as of any date of determination thereof, the amount by which (a) the lesser of (i) the Borrowing Base at such time and (ii) the aggregate amount of the Revolving Credit Commitments at such time, exceeds
(b) the Total Exposure at such time.

         "AVAILABILITY BLOCK AMOUNT" means $4,000,000.

         "AVAILABLE FUNDS" means all deposits in any Lockbox Account maintained by the Borrowers at JPMorgan which shall have been made by 2:00 p.m. on a Banking Day, or such later time in any Banking Day as to which the Agent shall have expressly consented.

         "BANKING DAY" means any day on which commercial banks are not authorized or are not required to be closed in New York, New York and whenever such day relates to a Eurodollar Loan or notice with respect to any Eurodollar Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

         "BASE RATE LOAN" means any Loan hereunder bearing interest at a rate based upon the Adjusted Base Rate.

         "BASE RATE MARGIN" means a rate of interest per year (expressed in basis points) equal to:

         (a) For the period from the date hereof through the first Banking Day of the month following the date on which the Agent receives the Compliance Certificate required to be delivered by the Borrowers pursuant to section 6.08(c) of this Agreement and the corresponding financial statements required to be delivered by the Borrowers pursuant to section 6.08(b) for the Fiscal Quarter ending March 29, 2002, seventy five (75) basis points; and

         (b) For each Base Rate Margin Period (as defined below) thereafter, the Base Rate Margin set forth below which corresponds to the Total Funded Debt/EBITDA Ratio of the Borrowers as of the commencement of such Base Rate Margin Period:

--------------------------------------------------- ----------------------------
                   TOTAL FUNDED                      BASE RATE MARGIN IN BASIS
                DEBT/EBITDA RATIO                         POINTS PER YEAR
--------------------------------------------------- ----------------------------
Greater than or equal to 3.00:1.00                               200
--------------------------------------------------- ----------------------------
Greater than or equal to 2.75:1.00 but less than                 150
3.00:1.00
--------------------------------------------------- ----------------------------
Greater than or equal to 2.50:1.00 but less than                 125
2.75:1.00
--------------------------------------------------- ----------------------------
Greater than or equal to 2.00:1.00 but less than                 100
2.50:1.00
--------------------------------------------------- ----------------------------
Greater than or equal to 1.50:100 but less than                   75
2.00: 1.00
--------------------------------------------------- ----------------------------
Greater than or equal to 1.00:1.00 but less than                  50
1.50: 1.00
--------------------------------------------------- ----------------------------
Less than 1.00:1.00                                               25
--------------------------------------------------- ----------------------------

         Anything in the Agreement to the contrary notwithstanding, after the occurrence and during the continuance of any Event of Default and following a written demand of the Agent to the Borrowers at the request of the Required Lenders, interest shall accrue on all Loans at the Default Rate.

         "BASE RATE MARGIN PERIOD" means each period beginning on the first Banking Day of the month following the date on which the Agent receives the Compliance Certificate required to be delivered by the Borrowers pursuant to section 6.08(c) and the corresponding financial statements required to be delivered by the Borrowers pursuant to section 6.08(b) for the most recently ended Fiscal Quarter, and ending on the day immediately preceding the commencement of the next Base Rate Margin Period.

         "BELGIAN PLEDGE AGREEMENT" means the pledge agreement executed and delivered by CTG Europe in connection with the Existing Credit Agreement, pursuant to which CTG Europe granted to the Agent for the benefit of the Lenders a First Priority Lien on 65% of the issued and outstanding stock of Computer Task Group Belgium N.V. as security for the obligations of the Borrowers under the Existing Credit Agreement, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "BLOCKED ACCOUNT AGREEMENT" means with respect to any deposit or other bank account (other than a Lockbox Account) maintained by the Borrowers with any financial institution other than JPMorgan, an agreement among the Borrowers, the depository institution at which such account is maintained and the Agent in form and substance satisfactory to the Agent that provides for the Agent to have dominion and control over the funds from time to time on deposit in such account.

         "BORROWERS" means CTG, CTG Services, CTG International, CTG Healthcare and CTG Healthcare Kansas, jointly and severally, together with (i) any Subsidiary of CTG which, upon the request of CTG and upon the approval of the Agent and the Required Lenders, becomes a co-borrower hereunder pursuant to such documentation as the Agent shall reasonably request, and (ii) all of their respective successors and assigns; and "BORROWER" means any one of the Borrowers.

         "BORROWING BASE" means the sum in United States Dollars of the following determined as of the latest Borrowing Base Certificate delivered to the Agent:

                  (a) up to 85% of the aggregate amount of Qualified Domestic Accounts; plus

                  (b) the lesser of (i) up to 75% of the aggregate amount of Qualified Domestic Unbilled Accounts and (ii) the Qualified Domestic Unbilled Cap Amount; plus

                  (c) up to the Applicable Real Estate Percentage of the Fair Market Value of Qualified Real Estate; minus

                  (d) the Availability Block Amount; minus

                  (e) the aggregate amount of reserves established from time to time by the Agent for Interest Rate Protection Obligations and Foreign Exchange Obligations that are secured by the Collateral pursuant to this Agreement or the other Facility Documents;

in each case as calculated by the Agent from time to time; PROVIDED, however, that the Agent, in its commercially reasonable discretion, may from time to time on not less than three days' prior notice to the Borrowers, adjust the Borrowing Base by reducing the percentages of Qualified Domestic Accounts, Qualified Domestic Unbilled Accounts or Qualified Real Estate, by reducing the Qualified Domestic Unbilled Cap Amount, or by setting up such reserves or other reductions in the amount of the Borrowing Base as the Agent deems appropriate in its reasonable credit judgment from time to time.

         "BORROWING BASE CERTIFICATE" means the Borrowing Base Certificate delivered by the Borrowers to the Agent in substantially the form of EXHIBIT C, as such form may be modified from time to time in such a manner as the Agent may reasonably require.

         "CAPITALIZED LEASE" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated or combined balance sheet of the lessee and its subsidiaries or related entities in accordance with GAAP.

         "CAPITALIZED RENTALS" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate present value of future Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated or combined balance sheet of such Person in accordance with GAAP.

         "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrowers or any of their Subsidiaries free and clear of all Liens other than Liens created under the Security Documents: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than 360 days from the date of issuance thereof: (b) insured certificates of deposit of, or time deposits having a maturity of not greater than 360 days from the date of issuance thereof with, any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion; or (c) commercial paper having a maturity of not greater than 180 days from the date of issuance thereof in an aggregate amount of no more than $4,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group.

         "CASUALTY EVENT" means with respect to any property or asset of any person, any loss of or damage to, or any condemnation or other taking of, such property or asset for which such person receives insurance proceeds, or proceeds of a condemnation award or other compensation.

         "CHANGE OF CONTROL" means the occurrence of any of the following: (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of CTG or (b) during any period of twelve consecutive calendar months, individuals who were directors of CTG on the first day of such period (together with any new directors whose election by such board of directors or whose nomination for reelection by the shareholders of CTG was approved by a vote of a majority of the directors of CTG then still in office who where either directors on the first day of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of CTG.

         "CLOSING DATE" means the date this Agreement has been executed by the Borrowers, the Initial Lenders and the Agent.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" means, collectively, all of the Property (including capital stock and other beneficial interests) in which Liens are purported to be granted pursuant to the Security Documents as security for all Obligations.

         "COLLECTION ACCOUNT" means, collectively, any account of the Borrowers maintained at JPMorgan as an account to which all proceeds of Collateral deposited in all Lockbox Accounts shall be remitted pursuant to and under the Security Agreement and the Lockbox Account Agreements.

         "CONTROL" and "CONTROLS" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or holding or owning the power to vote, or possessing the power to direct any right to vote, or as an officer, director, employee or management consultant or other arrangement where there is the power to direct or cause the direction of the management and policies of a Person, and "CONTROLLED" means to be under the Control of another Person.

         "COPYRIGHTS" means all copyrights, whether statutory or common law, owned by or assigned to the Borrowers, and all exclusive and nonexclusive licenses to the Borrowers from third parties or rights to use copyrights owned by such third parties, including, without limitation, the registrations, applications and licenses listed on SCHEDULE 5.11 hereto, along with any and all
(a) renewals and extensions thereof, (b) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) foreign copyrights and any other rights corresponding thereto throughout the world.

         "CTG EUROPE" means Computer Task Group Europe B.V., an entity organized under the laws of the Netherlands.

         "CTG STOCK REPURCHASE PLAN" means the plans adopted on or about October 26, 1994 and July 21, 1995 by CTG's board of directors to purchase in the aggregate, after giving effect to a stock split in 1997, up to 3,400,000 shares of CTG capital stock.

         "DEFAULT" means any event, condition or act which, with the giving of notice or lapse of time, or both, would become an Event of Default.

         "DEFAULT RATE" means for any Loan a rate per annum equal to the rate which is then in effect for such Loan plus 2%.

         "DOLLARS" and the sign "$" mean lawful money of the United States of America.

         "EBITDA" means for any fiscal period and in respect of any Person, the sum of (a) the net income of such Person for such period computed in accordance with GAAP, PLUS (b) the interest expense, of such Person for such period as reported on such Person's financial statements for such period, PLUS (c) the income tax expense of such Person for such period as reported on such Person's financial statements for such period, PLUS (d) the amount reported on the financial statements of such Person as the depreciation of the assets of such Person for such period computed in accordance with GAAP, PLUS (e) the amount reported on the financial statements of such Person as the amortization of intangibles assets of such Person for such period computed in accordance with GAAP, and PLUS (f) all extraordinary non-cash charges, expenses and losses and all other non-cash charges, expenses and losses of such Person for such period computed in accordance with GAAP, MINUS (g) all cash and non-cash extraordinary or non-operating income and gains of such Person for such period, in each case as such item is used in the computation of such Person's net income for such period. To the extent deducted in calculating EBITDA of the Borrowers and their Subsidiaries for any period, the amount of fees and expenses paid by the Borrowers for the financial consultant previously retained by the Lenders in connection with the Existing Credit Agreement shall be added back to EBITDA for such period.

         "EFFECTIVE DATE" means the date on which all conditions under Article 4 shall be fully satisfied.

         "ELIGIBLE ASSIGNEE" means: (a) a Lender; (b) an Affiliate of a Lender;
(c) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (e) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States;
(f) the central bank of any country that is a member of the OECD; (g) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $1,000,000,000; and (h) any other Person approved by the Agent and the Borrowers, such approval not to be unreasonably withheld or delayed; provided that no such approval of the Borrowers shall be required after the occurrence and during the continuance of a Default); and PROVIDED FURTHER, that none of the Borrowers or any of their Affiliates shall qualify as an Eligible Assignee under this definition.

         "ENVIRONMENTAL LAW" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (October 17, 1986), the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6991-6991i, as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (October 17, 1986), as the same may be amended from time to time, and any other presently existing or hereafter enacted or decided federal, state or local statutory or common laws relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened release of pollutants, contaminants or chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or wastes.

         "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Borrower or is under common control (within the meaning of Section 414(c) of the Code) with any Borrower.

         "EURODOLLAR LOAN" means any Loan Tranche when and to the extent the interest rate therefore is determined on the basis of the "Eurodollar Rate."

         "EURODOLLAR INTEREST PAYMENT DATE" means with respect to any Eurodollar Loan the last day of the Eurodollar Interest Period applicable to such Eurodollar Loan.

         "EURODOLLAR INTEREST PERIOD" means the period of time commencing on the day a Eurodollar Rate is made applicable to a Loan Tranche and ending on the numerically corresponding day in the first or second calendar month thereafter, as the Borrowers may select pursuant to sections 2.07 and 2.08, provided that each such Eurodollar Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

         "EURODOLLAR MARGIN" means a rate of interest per year (expressed in basis points) equal to:

         (a) For the period from the date hereof through the first Banking Day of the month following the date on which the Agent receives the Compliance Certificate required to be delivered by the Borrowers pursuant to section 6.08(c) of this Agreement and the corresponding financial statements required to be delivered by the Borrowers pursuant to section 6.08(b) for the Fiscal Quarter ending March 29, 2002, one hundred seventy five (175) basis points; and

         (b) For each Eurodollar Margin Period (as defined below) thereafter, the Eurodollar Margin set forth below which corresponds to the Total Funded Debt/EBITDA Ratio of the Borrowers as of the commencement of such Eurodollar Margin Period:

------------------------------------------------- -----------------------------
                                                       EURODOLLAR MARGIN
                  TOTAL FUNDED                          IN BASIS POINTS
               DEBT/EBITDA RATIO                            PER YEAR
------------------------------------------------- -----------------------------
Greater than or equal to 3.00:1.00                             300
------------------------------------------------- -----------------------------
Greater  than or  equal  to  2.75:1.00  but less               250
than 3.00:1.00
------------------------------------------------- -----------------------------
Greater  than or  equal  to  2.50:1.00  but less               225
than 2.75:1.00
------------------------------------------------- -----------------------------
Greater  than or  equal  to  2.00:1.00  but less               200
than 2.50:1.00
------------------------------------------------- -----------------------------
Greater  than or equal  to  1.50:  1.00 but less               175
than 2.00:1.00
------------------------------------------------- -----------------------------
Greater  than or  equal  to  1.00:1.00  but less               150
than 1.50:1.00
------------------------------------------------- -----------------------------
Less than 1.00:1.00                                            125
------------------------------------------------- -----------------------------

         To the extent that a Eurodollar Margin Period commences during the pendency of a Eurodollar Interest Period for an existing Eurodollar Loan, the Eurodollar Margin shall remain the same for the remainder of the Eurodollar Interest Period for such existing Eurodollar Loan. Anything in the Agreement to the contrary notwithstanding, after the occurrence and during the continuance of any Event of Default and following a written demand of the Agent to the Borrowers at the request of the Required Lenders, interest shall accrue on all Loans at the Default Rate.

         "EURODOLLAR MARGIN PERIOD" means each period beginning on the first Banking Day of the month following the date on which the Agent receives the Compliance Certificate required to be delivered by the Borrowers pursuant to section 6.08(c) and the corresponding financial statements required to be delivered by the BorrowerS pursuant to section 6.08(b) for the most recently ended Fiscal Quarter, and ending on the day immediately preceding thE commencement of the next Eurodollar Margin Period.

         "EURODOLLAR RATE" means, with respect to any Eurodollar Loan for any Eurodollar Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Banking Days prior to the commencement of such Eurodollar Interest Period, as the rate for dollar deposits with a maturity comparable to such Eurodollar Interest Period. In the event that such rate is not available at such time for any reason, then the "EURODOLLAR RATE" with respect to such Eurodollar Loan for such Eurodollar Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Eurodollar Interest Period are offered by the Agent's principal London office in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Banking Days prior to the commencement of such Eurodollar Interest Period.

         "EVENT OF DEFAULT" has the meaning given such term in section 9.01.

         "EXISTING LETTERS OF CREDIT" mean the Letters of Credit issued by JPMorgan under the Existing Senior Credit Facility and outstanding on the Effective Date, all of which Existing Letters of Credit are identified on
SCHEDULE 2.01(C) hereto.

         "EXISTING SENIOR CREDIT FACILITY" means the credit facility under the Existing Credit Agreement.

         "FACILITY DOCUMENTS" means this Credit Agreement, the Notes, the Authorization Letter, all Letter of Credit documents, all Security Documents, any Loan Guaranties, all foreign exchange contracts and Interest Rate Protection Agreements between any of the Borrowers or Guarantors and the Agent or Lenders and any other agreement between any of the Borrowers or Guarantors and the Agent or the Lenders which by its terms provides that it is to be deemed a Facility Document hereunder.

         "FAIR MARKET VALUE" means with respect to any particular parcel of Qualified Real Estate, the average fair market value of such parcel of Qualified Real Estate as set forth in a recent appraisal report prepared by an independent appraiser reasonably satisfactory to the Agent.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (expressed on a 360 day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

         "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the most senior Lien (other than Permitted Liens to the extent not perfected by filing of any UCC financing statements) to which such Collateral is subject.

         "FISCAL MONTH" means each fiscal month of the Borrowers.

         "FISCAL QUARTER" means each of the fiscal three month periods commencing on the first day of the Fiscal Year and on the first day of each subsequent fiscal three month period.

         "FISCAL YEAR" means the fiscal year period of the Borrowers, each of which shall end on the 31st day of December of each year. "FY" followed by a year means the Fiscal Year ending in that year.

         "FLOOD HAZARD PROPERTY" means a Mortgaged Property the improvements on which are located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

         "FLORIDA PROPERTY" means the real property owned by CTG and located at 1995 West Nasa Boulevard, Melbourne, Florida.

         "FOREIGN EXCHANGE OBLIGATIONS" means all obligations of the Borrowers or their Subsidiaries pursuant to and under any and all foreign exchange contracts and agreements to which any Borrower or any Subsidiary is a party as of any date of computation as if such foreign exchange agreement were to be terminated or declared to be in default on such date (after giving effect to any netting provisions).

         "FOREIGN SUBSIDIARIES" means collectively (i) CTG (UK) Ltd., a corporation organized under the laws of the United Kingdom, (ii) CTG Europe,
(iii) Computer Task Group Nederland B.V., an entity organized under the laws of the Netherlands, (iv) Computer Task Group Belgium N.V., an entity organized under the laws of Belgium, (v) Computer Task Group of Luxembourg S.A., an entity organized under the laws of Luxembourg, and (vi) Computer Task Group of Canada, Inc., a corporation organized under the laws of Canada, and such other corporations, partnerships or limited liability companies organized under the laws of any jurisdiction other than the United States, as may become Subsidiaries of the Borrowers from time to time with the approval of the Required Lenders, other than Inactive Subsidiaries.

         "FUNDED INDEBTEDNESS" means, for the Borrowers and their Subsidiaries, without duplication (a) all Indebtedness of the Borrowers and their Subsidiaries under this Agreement and the Notes (other than undrawn Letters of Credit), (b) all other Indebtedness of the Borrowers and their Subsidiaries for borrowed money to the extent such Indebtedness has a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), (c) all Indebtedness of the Borrowers and their Subsidiaries which has been incurred in connection with the acquisition of assets (excluding leases defined as "operating leases" under GAAP), in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), (d) all payments in respect of items (b) and (c) above that were required to be made within one year prior to the date of any determination of Funded Indebtedness, if the obligation to make such payments shall constitute a current liability of the obligor under GAAP and
(e) all Capitalized Rentals of the Borrowers and their Subsidiaries.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in section 5.05 (except for changes concurred in by the Borrowers' independent public accountants).

         "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and the National Association of Insurance Commissioners.

         "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefore, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or
(ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "GUARANTORS" means any direct or indirect Subsidiary of CTG who from time to time agrees to guaranty the obligations of the Borrowers hereunder by executing and delivering to the Agent a Loan Guaranty, together with all of their successors and assigns.

         "HAZARDOUS MATERIALS" means any contaminants, hazardous substances, regulated substances, or hazardous wastes which may be the subject of liability pursuant to any Environmental Law.

         "HAZARDOUS MATERIALS INDEMNITY AGREEMENT" means the Amended and Restated Hazardous Materials Indemnity Agreement substantially in the form of EXHIBIT G annexed hereto, executed and delivered by each of the Borrowers at the Effective Date, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "INACTIVE SUBSIDIARIES" means Computer Task Group of Delaware, Inc., a Delaware corporation, Computer Task Group of Kansas, Inc., a Missouri corporation, Computer Task Group (Holdings) Ltd., a United Kingdom corporation, Rendeck Macro-4 Software B.V., an entity organized under the laws of the Netherlands, CTG of England, Ltd., an entity organized under the laws of the United Kingdom, and Computer Task Group France, S.A.S., a corporation organized under the laws of France.

         "INDEBTEDNESS" of any Person means and includes all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all
(a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals, (e) Guaranties of obligations of others of the character referred to in this definition, (f) Foreign Exchange Obligations and (g) Interest Rate Protection Obligations.

         "INTEREST RATE PROTECTION AGREEMENT" means any interest rate cap, swap, collar or other, similar protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement to which any Borrower or any Subsidiary is a party or for which any Borrower or any Subsidiary is liable.

         "INTEREST RATE PROTECTION OBLIGATIONS" means obligations of the Borrowers and their Subsidiaries pursuant to and under any and all Interest Rate Protection Agreements to which any Borrower or any Subsidiary is a party as of any date of computation as if such Interest Rate Protection Agreement were to be terminated or declared to be in default on such date (after giving effect to any netting provisions).

         "IP COLLATERAL" means, collectively, the Collateral relating to intellectual property rights of the Borrowers under the Collateral Documents.

         "JPMORGAN" means JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank.

         "JPMORGAN OFFICE" means the office of JPMorgan at One Chase Square CS-5, Rochester, New York, 14643.

          "LANDLORD'S WAIVER AND CONSENT" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in form approved by the Agent in its reasonable discretion.

         "LEASEHOLD PROPERTY" means any leasehold interest of any Borrower as lessee under any lease of real property.

         "LENDERS" means the Initial Lenders and each Person, if any, that shall become a Lender hereunder pursuant to section 12.05 other than any Person that ceases to be a party hereto pursuant to an Assignment anD Acceptance.

         "LENDING OFFICE" means, for each Lender and for each type of Loan, the lending office of such Lender (or of an Affiliate of such Lender) designated by such Lender on the signature pages hereto, as the lending office of such Lender for such type of Loan, or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers as the office by which such Lender's Loans of such type are to be made and maintained.

         "LETTERS OF CREDIT" means any letters of credit issued from time to time by JPMorgan for any Borrower as the account party.

         "LETTER OF CREDIT EXPOSURE" means the maximum amount available to be drawn under all outstanding Letters of Credit (converted to U.S. Dollars based on the exchange rate in effect at the time the Letter of Credit Exposure is determined).

         "LETTER OF CREDIT SUBLIMIT" means $10,000,000.

         "LIEN" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Borrowers and their Subsidiaries shall be deemed to be the owner of any property which they have acquired or hold subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "LOAN GUARANTIES" means any future Guaranties executed and delivered to the Agent by any Person, pursuant to which such Person guaranties all of the debts, liabilities and obligations of the Borrowers under the Facility Documents, and all modifications and amendments thereto, all in form and substance satisfactory to the Agent.

         "LOAN TRANCHE" means any portion of the Loans outstanding under the Notes as Base Rate Loans or any portion of the Loans outstanding under the Notes as a Eurodollar Loan having a particular Eurodollar Interest Period. Each Eurodollar Loan outstanding under the Notes having a different Eurodollar Interest Period shall constitute a separate Loan Tranche, all Base Rate Revolving Credit Loans shall constitute a single Loan Tranche, and all Base Rate Term Loans shall constitute a separate single Loan Tranche. Although there will be separate Notes issued to each Lender, all Notes taken together shall constitute a single Loan Tranche in respect of each corresponding Loan outstanding under all Notes.

         "LOANS" means and includes the Revolving Credit Loans, the Term Loans and the Reimbursement Obligations under section 2.01(c); and "LOAN" means any of the Loans.

         "LOCKBOX" means a post office box into which customers of the Borrowers and certain of their Subsidiaries remit payments of Accounts and over which the Agent shall have exclusive dominion, control and access pursuant to a Lockbox Account Agreement or other agreement in form and substance satisfactory to the Agent.

         "LOCKBOX ACCOUNTS" means the accounts of the Borrowers maintained at the Lockbox Banks into which all collections and proceeds of Collateral received in the lock boxes maintained by each Lockbox Bank on behalf of the Borrowers shall be deposited pursuant to the Lockbox Account Agreements.

         "LOCKBOX ACCOUNT AGREEMENTS" means an agreement among a Lockbox Bank, the Borrowers and the Agent pursuant to which the Lockbox Bank maintains a Lockbox and a Lockbox Account over which the Agent shall exclusive dominion, control and access and agrees to remit to the Agent on a daily basis all collections and proceeds of Collateral deposited in the Lockbox Account.

         "LOCKBOX BANKS" means, collectively, First Union National Bank and Key Bank National Association, together with any other depository institution which, upon the prior approval of the Agent, maintains a Lockbox and Lockbox Account pursuant to a Lockbox Account Agreement.

         "MATERIAL ADVERSE EFFECT" means: (a) a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole; (b) a material adverse effect on the ability of the Borrowers or any Guarantor to perform or comply with any of the terms and conditions contained herein or in any other Facility Document; or (c) a material adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Facility Document, or the ability of the Agent or the Lenders to enforce any rights or remedies under or in connection with any Facility Document.

         "MATERIAL INDEBTEDNESS" means (i) Indebtedness (other than the Loans or Letters of Credit), or (ii) obligations in respect of one or more Interest Rate Protection Agreements, in the case of (i) and (ii) of any one or more of the Borrowers or their Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Interest Rate Protection Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Interest Rate Protection Agreement were terminated at such time.

         "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by the Agent to be of material value as Collateral or of material importance to the operations of the Borrowers or their Subsidiaries.

         "MAXIMUM FACILITY AMOUNT" means $50,000,000.

         "MORTGAGE" means a security instrument (whether designated as a deed of trust or a mortgage, leasehold mortgage, assignment of leases and rents or by any similar title) executed and delivered by any Borrower in such form as may be approved by the Agent in its sole and reasonable discretion, in each case with such changes thereto as may be recommended by the Agent's local counsel based on local laws or customary local practices, as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time.

         "MORTGAGED PROPERTY" has the meaning set forth in section 4.01(d).

         "MULTIEMPLOYER PLAN" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "NET CASH PAYMENTS" means:

                  (a) with respect to any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrowers or any of their Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Borrowers or any of their Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Borrowers or any of their Subsidiaries in respect of such Casualty Event;

                  (b) with respect to any sale or other disposition of assets, the aggregate amount of all cash payments received by the Borrowers or any of their Subsidiaries directly or indirectly in connection with such sale or other disposition, whether at the time of such sale or disposition or thereafter under deferred payment arrangements, including all cash payments received in respect of investments entered into or received in connection with any such sale or other disposition of assets; provided that

                           (i) Net Cash Payments shall be net of (A) the amount
                  of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by the Borrowers or any of their Subsidiaries in connection with such sale or other disposition and (B) any federal, state and local income or other taxes estimated to be payable by the Borrowers or any of their Subsidiaries as a result of such sale or other disposition, but only to the extent that such estimated taxes are in fact paid to the relevant federal, state or local governmental authority within twelve months of the date of such sale or other disposition; and

                           (ii) Net Cash Payments shall be net of any repayments
                   by the Borrowers or any of their Subsidiaries of Indebtedness to the extent that (I) such Indebtedness is secured by a Lien on the property that is the subject of such sale or other disposition and (II) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property; and

                  (c) with respect to any sale of debt or equity securities or any incurrence of Indebtedness, the aggregate amount of all cash proceeds received by the Borrowers or any of their Subsidiaries therefrom less all legal, underwriting, and similar fees and expenses incurred in connection therewith.

         "NETHERLANDS PLEDGE AGREEMENTS" means, collectively, (a) the pledge agreement executed and delivered by CTG International in connection with the Existing Credit Agreement, pursuant to which CTG International granted to the Agent for the benefit of the Lenders a First Priority Lien on 65% of the issued and outstanding stock of CTG Europe as security for the obligations of the Borrowers under the Existing Credit Agreement and (b) the pledge agreement executed and delivered by CTG Europe in connection with the Existing Credit Agreement, pursuant to which CTG Europe granted to the Agent for the benefit of the Lenders a First Priority Lien on 65% of the issued and outstanding stock of Computer Task Group Nederland B.V. as security for the obligations of the Borrowers under the Existing Credit Agreement, in each case, as such agreements may be amended, supplemented or otherwise modified from time to time; and "NETHERLANDS PLEDGE AGREEMENT" means any one of the Netherlands Pledge Agreements.

         "NEW YORK PROPERTIES" means, collectively, (i) the real property owned by CTG and located at 800 Delaware Avenue, Buffalo, New York and (ii) the real property owned by CTG and located at 685 and 700 Delaware Avenue, Buffalo, New York.

         "NOTES" means the notes evidencing the Loans hereunder; and "NOTE" means any one of the Notes.

         "OBLIGATIONS" means all obligations of the Borrowers and any Guarantors to the Lenders and the Agent under this Agreement or any of the other Facility Documents, including, without limitation, all indebtedness evidenced by the Notes, all obligations under or in respect of the Letters of Credit and all Reimbursement Obligations, all Interest Rate Protection Obligations and Foreign Exchange Obligations of the Borrowers to the Lenders or the Agent, together with all accrued and unpaid interest, fees, expenses and charges payable by Borrowers or the Guarantors hereunder or under any of the other Facility Documents.

         "OECD" means the Organization for Economic Cooperation and Development.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PATENTS" means all patents issued or assigned to and all patent applications made by the Borrowers and, to the extent that the grant of a security interest does not cause a breach or termination thereof, all exclusive and nonexclusive licenses to the Borrowers from third parties or rights to use patents owned by such third parties, including, without limitation, the patents, patent applications and licenses listed on SCHEDULE 5.11 hereto, along with any and all (a) inventions and improvements described and claimed therein, (b) reissues, divisions, continuations, extensions and continuations-in-part thereof, (c) income, royalties, damages, claims and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (d) rights to sue for past, present and future infringements thereof, and (e) any other rights corresponding thereto throughout the world.

         "PERMITTED ACQUISITION" means any Acquisition of all or substantially all of the assets or capital stock of or other equity interests in (including acquisitions by merger) any corporation, partnership, limited liability company, or other entity organized under the laws of a jurisdiction within the United States or a foreign jurisdiction reasonably acceptable to the Agent and which satisfies each of the following criteria:

         (i) if such Acquisition is structured as a stock purchase, the business so acquired is to become a direct or indirect Wholly-Owned Subsidiary of a Borrower;

         (ii) after giving effect to such Acquisition, the Borrowers shall be in compliance with all financial covenants set forth in Article 8 on a pro forma basis for the most recently completed four fiscal quarters;

         (iii) the assets so acquired shall be transferred free and clear of any Liens (other than Liens permitted by section 7.05) and no debt or liabilities shall be incurred, guaranteed, assumed or combined except to thE extent otherwise permitted by section 7.11;

         (iv) the Agent shall have received Lien searches reasonably satisfactory to the Agent with respect to any asset being acquired;

         (v) if the business or assets to be acquired are located in the United States (or, in the case of a stock purchase, if the issuer of such stock is organized under the laws of a jurisdiction within the United States), the Agent shall have received perfected First Priority Liens (subject only to Liens permitted by section 7.05) on substantially all of the assets or stock being acquired in such Acquisition (including the assets of any entity acquired) and the Borrowers shall have complied or caused any applicable Subsidiary to comply with the requirements of section 7.09(b) to the extent applicable to such Acquisition;

         (vi) to the extent requested by the Agent, the Agent shall have received an opinion of counsel in each applicable jurisdiction reasonably satisfactory to the Agent to the effect that the Liens granted pursuant to the Security Documents are perfected security interests in such assets and as to such other matters as the Agent may reasonably require; and

         (vii) in connection with such Acquisition, the Borrowers shall have delivered to the Agent (A) a copy of the purchase agreement pursuant to which such Acquisition will be consummated; (B) a copy of each existing material services agreement, consulting agreement, lease, credit or financing agreement or other material agreement relating to the entity or assets to be acquired in such Acquisition and which is to be in effect after the consummation of such Acquisition, (C) a Compliance Certificate calculating compliance (as of the last day of the then most recently ended fiscal quarter) with the covenants set forth in Article 8 on a pro forma basis, assuming such Acquisition had occurred prior to the first day of the earliest fiscal quarter included in the applicable test period for calculating such compliance, (D) historical financial statements (for the prior two fiscal years provided that if such statements are not available for the prior two fiscal years, historical financial statements for not less than the prior four fiscal quarters) of the entity whose stock or assets are being acquired, which financial statements shall have been audited or reviewed by the acquired entity's independent public accountants (or if not audited or reviewed, otherwise reasonably acceptable to the Agent); and (E) such other information or reports as the Agent may reasonably request with respect to such Acquisition.

         "PERMITTED LIENS" has the meaning set forth in section 7.05.

         "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "PLAN" means any employee benefit or other plan established or maintained, or to which contributions have been made, by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

         "PLEDGE AGREEMENT" means the Amended and Restated Stock Pledge Agreement substantially in the form of EXHIBIT E annexed hereto, executed and delivered by each of the Borrowers at the Effective Time, as such agreements may be amended, supplemented or otherwise modified from time to time.

         "PRIME RATE" means that variable per annum rate of interest from time to time announced by the Agent at its principal office as its prime commercial lending rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer of the Agent.

         "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "PROPERTY" means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

         "QUALIFIED DOMESTIC ACCOUNTS" means Accounts owing to any Borrower, now existing or hereafter arising, each of which Accounts met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

                  (a) An invoice (in form and substance satisfactory to the Agent) with respect to such Account has been sent to the applicable account debtor and bears an invoice date contemporaneous with or later than the date of the sale of goods or rendering of services giving rise to such invoice;

                  (b) The Account is due and payable in full within 90 days, is not subject to bill and hold, and not more than 90 days have elapsed since the invoice/mail date with respect thereto;

                  (c) The Account arose from the performance of services by any Borrower; such services have been performed; the Account is evidenced by such invoices, shipping documents or other instruments ordinarily used in the trade as shall be reasonably satisfactory to the Agent; and no rejection or dispute has occurred;

                  (d) The Account debtor is a resident of the United States;

                  (e) The Account is not subject to any assignment, claim, lien, or security interest, except in favor of the Agent and the Lenders;

                  (f) The Account is a valid and legally enforceable obligation of the Account debtor and is not subject to a claim for credit, allowance, defense, offset, chargeback, counterclaim or adjustment by the Account debtor, other than any discount allowed for prompt payment;

                  (g) The Account arose in the ordinary course of business of the Borrowers and no notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the Account debtor has been received by the Borrowers;

                  (h) The Account debtor is not an Affiliate of the Borrowers or any of their Subsidiaries or a supplier (or an Affiliate of a Supplier) of goods or services to the Borrowers or any of their Subsidiaries;

                  (i) The Account otherwise conforms to all representations, warranties and other provisions of this Agreement;

                  (j)      The Account is not due from an individual;

                  (k) The Account is not due from the federal government of the United States unless all requirements of the Federal Assignment of Claims Act shall have been fully complied with to the satisfaction of the Agent;

                  (l) The Account is subject to an enforceable, perfected, first priority Lien in favor of the Agent;

                  (m) The total unpaid Accounts owing from such Account debtor do not exceed 25% of all Accounts of the Borrowers and their Subsidiaries (excluding Accounts as to which International Business Machines Corporation is the Account debtor); and

                  (n) The Agent in its discretion, reasonably exercised, has not deemed the credit worthiness of the Account or Account debtor unsatisfactory;

provided, however, that (i) all Accounts due from an Account debtor which would otherwise constitute Qualified Domestic Accounts will be excluded from Qualified Domestic Accounts if either of the following applies: (x) the sum in United States Dollars of all Accounts due from such Account debtor exceeds $1,000,000 and 50% or more of such Accounts have remained outstanding for more than 90 days past the invoice/mail date with respect thereto or fail to meet any other criteria for Qualified Domestic Accounts or (y) the sum in United States Dollars of all Accounts due from such Account debtor is $1,000,000 or less and 50% or more or such Accounts have remained outstanding for more than 180 days past the invoice/mail date with respect thereto or fail to meet any other criteria for Qualified Domestic Accounts.

         "QUALIFIED DOMESTIC UNBILLED ACCOUNTS" means amounts owing to any Borrower for services rendered which have not been billed but which will be billed within 30 days and, when billed, will constitute Qualified Domestic Accounts.

         "QUALIFIED DOMESTIC UNBILLED CAP AMOUNT" means $5,000,000.

         "QUALIFIED REAL ESTATE" means real property owned by one of the Borrowers that satisfies each of the following requirements:

                  (a) one of the Borrowers is the record owner of the fee title to such real property;

                  (b) the Agent has a First Priority Lien on such real property securing the obligations of the Borrowers under this Agreement;

                  (c) such real property is not subject to any Lien of any kind, except for Permitted Liens (other than Permitted Liens specified in clause (i) of section 7.05) and the Lien of the Agent securinG obligations under this Agreement;

                  (d) such real property is not subject to any agreement (other than the Mortgages) which would by its terms restrict the Agent's ability to sell or otherwise dispose of such real property;

                  (e) the Agent has received environmental reports reasonably satisfactory to the Agent with respect to such real property, which reports shall be prepared by environmental engineering firms reasonably acceptable to the Agent;

                  (f) the Agent has received an appraisal report with respect to such real property from an independent appraiser reasonably satisfactory to the Agent setting forth the Fair Market Value of such real property;

                  (g) the Agent has received ALTA mortgagee's title insurance policies with all endorsements reasonably requested by the Agent (or commitments for the issuance of same) with respect to such real property from insurers reasonably acceptable to the Agent;

                  (h) the Agent has received evidence satisfactory to the Agent that the improvements on such real property are not located in a flood plain (or if any such improvements are located in a flood plain, an acceptable flood hazard insurance policy);

                  (i) the Agent has received evidence satisfactory to the Agent that there are no outstanding taxes, water and sewer charges, levies, assessments or impositions of any kind which have been due and payable for more than thirty (30) days, subject to contest rights;

                  (j) the Agent has received opinions of local counsel to the Borrowers in each jurisdiction in which such real property is located with respect to the validity and enforceability of the Agent's Lien on such real property securing the obligations of the Borrowers and the Guarantors under this Agreement, all in form and substance satisfactory to the Agent; and

                  (k) the Agent has received evidence satisfactory to the Agent in the form of coverage in the applicable title insurance policies or local counsel opinions, at the Borrowers' option, that such real property complies with the use limitations of all applicable zoning ordinances and by-laws.

provided, however, that the Agent may in the exercise of its reasonable credit judgment based upon (i) the discovery or occurrence of any material liability or any risk of material liability affecting any particular parcel of real property that was not previously disclosed to the Agent (including without limitation, any of the foregoing revealed by any environmental report delivered to the Agent in respect of any particular parcel of real property after the Effective Date), or (ii) any material increase in the amount of any liability or any material increase in the risks posed by any liability affecting any particular parcel of real property, exclude such particular parcel of real property from, or reduce the value of such particular parcel of real property to the extent it is included within, the definition of Qualified Real Estate.

         "REAL PROPERTY ASSET" means, at any time of determination, any fee ownership or leasehold interest owned by any Borrower in any real property.

         "REGISTER" has the meaning specified in section 12.05.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "REGULATORY CHANGE" means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court, or governmental, or monetary authority charged with the interpretation or administration thereof.

         "REIMBURSEMENT OBLIGATION" means any obligation of the Borrowers to reimburse the issuer of a Letter of Credit for any amount paid by such issuer from time to time pursuant to and under any Letter of Credit.

         "RENTALS" means and includes as of the date of any determination thereof all payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property, and all payments, if any, required to be paid by the lessee regardless of sales volume or gross revenues) payable by the Borrowers or any of their Subsidiaries, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrowers or any of their Subsidiaries (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

         "REPORTABLE EVENT" has the same meaning as defined in ERISA.

         "REQUIRED LENDERS" means, at any time, Lenders having Loans and unused Revolving Credit Commitments representing at least 66 2/3% of the aggregate amount of all Loans and unused Revolving Credit Commitments Outstanding at such time.

         "REVOLVING CREDIT COMMITMENTS" means the commitments of the Lenders to make Revolving Credit Loans to the Borrowers as in effect from time to time hereunder. The aggregate amount of the Revolving Credit Commitments shall initially equal $45,000,000 and may be reduced pursuant to sections 2.05 or 2.11.

         "REVOLVING CREDIT COMMITMENT AMOUNT" means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to section 12.05 and (b) reduced from time to time pursuant to sections 2.05 or 2.11. The initial Revolving Credit Commitment Amount of each Lender is the amount set forth opposite such Initial Lender's name as such Lender's "Revolving Credit Commitment Amount" on SCHEDULE 2.01(A) hereto, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable.

         "REVOLVING CREDIT COMMITMENT PERCENTAGE" means for each Lender the percentage determined by dividing such Lender's Revolving Credit Commitment Amount by the aggregate amount of Revolving Credit Commitments, as such Revolving Credit Commitments may be (a) reduced from time to time pursuant to sections 2.05 or 2.11. The initial Revolving Credit Commitment Percentage of each Lender is as set forth opposite such Lender's name on SCHEDULE 2.01(A) hereto, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable.

         "REVOLVING CREDIT LOAN" means a Base Rate Loan or a Eurodollar Loan made pursuant to section 2.01 hereof.

         "REVOLVING CREDIT NOTE" means a Note of the Borrowers issued to a Lender in substantially the form of EXHIBIT A-1 hereto.

         "REVOLVING CREDIT OBLIGATIONS" means all Obligations of the Borrowers hereunder in respect of the Revolving Credit Loans and the Revolving Credit Commitments.

         "REVOLVING CREDIT TERMINATION DATE" means May 9, 2005; provided that if such date is not a Banking Day, such date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the immediately preceding Banking Day).

         "SECURITY AGREEMENT" means the Amended and Restated Security Agreement granted by the Borrowers to the Agent, for the benefit of the Lenders, in substantially the form of EXHIBIT D hereto, together with any and all future Security Agreements executed and delivered to the Agent by any Person which shall secure any part of the debts, liabilities and obligations of the Borrowers under the Facility Documents, and all modifications and amendments thereto.

         "SECURITY DOCUMENTS" means the Security Agreement, the Pledge Agreement, the Mortgages, the Lockbox Account Agreements, the Blocked Account Agreements and all other instruments or documents delivered by any Borrower or any Guarantor or any shareholder of a Borrower or Guarantor pursuant to this Agreement or any of the other Facility Documents in order to grant to the Agent, on behalf of the Lenders, a Lien on any real, personal or mixed property of that Borrower or Guarantor as security for any of the Obligations of the Borrowers and Guarantors hereunder.

         "SECURITY DOCUMENT PARTY" means each party to a Security Document other than the Borrowers or the Guarantors.

         "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve to which the Agent is subject with respect to the Adjusted Eurodollar Rate for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. As used herein without reference to any "parent", the terms "Subsidiary" and "Subsidiaries" shall mean a Subsidiary or Subsidiaries, respectively, of the Borrowers.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Borrowers incurred after the Effective Date with the prior written consent of the Required Lenders, which matures in its entirety later than the Loans and by its terms (or by the terms of a subordination agreement) is made subordinate and junior in right of payment to the Loans and all other Obligations of the Borrowers and their Subsidiaries under the Facility Documents. Notwithstanding anything herein to the contrary, the Indebtedness of the Borrowers set forth in section 7.11(f) shall not constitute "Subordinated Indebtedness" for purposes of this Agreement.

         "TERM LOAN" means a Base Rate Loan or a Eurodollar Loan made by a Lender pursuant to section 2.04 hereof.

         "TERM LOAN MATURITY DATE" means May 9, 2005; provided that if such date is not a Banking Day, such date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the immediately preceding Banking Day).

         "TERM LOAN NOTE" means a Note of the Borrowers issued to a Lender in substantially the form of EXHIBIT A-2 hereto.

         "TERM LOAN OBLIGATIONS" means all Obligations of the Borrowers hereunder in respect of the Term Loans.

         "TERM LOAN PERCENTAGE" means, for each Lender at any time, the percentage determined by dividing the outstanding principal balance of the Term Loan of such Lender at such time, by the aggregate outstanding principal balance of all Term Loans at such time. The Term Loan Percentage for each Initial Lender as of the Closing Date is set forth opposite such Initial Lender's name on
SCHEDULE 2.01(A) hereto, and for each Lender at any subsequent time, to the extent that one or more Assignments and Acceptances have been entered into, the percentage amount set forth for each Lender in the Register maintained by the Agent pursuant to section 12.05 as such Lender's "Term Loan Percentage."

         "TITLE COMPANY" means one or more other title insurance companies reasonably satisfactory to the Agent.

         "TOTAL EXPOSURE" means, at any time, the aggregate outstanding principal amount of Revolving Credit Loans and Term Loans, accrued and unpaid interest, fees and charges, Letter of Credit Exposure and Reimbursement Obligations, owing by the Borrowers to the Lenders and the Agent at such time.

         "TOTAL FUNDED DEBT/EBITDA RATIO" means the ratio of the following computed for any period of four consecutive fiscal quarters then ended in respect of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP: (a) the aggregate amount of Funded Indebtedness as of the end of such period to (b) EBITDA for such fiscal period.

         "TRADEMARKS" means all trademarks (including service marks), federal and state trademark registrations and applications made by the Borrowers, common law trademarks and trade names owned by or assigned to the Borrowers, all registrations and applications for the foregoing and all exclusive and nonexclusive licenses from third parties of the right to use trademarks of such third parties, including, without limitation, the registrations, applications, unregistered trademarks, service marks and licenses listed on SCHEDULE 5.11 hereto, along with any and all (a) renewals thereof, (b) income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) foreign trademarks, trademark registrations, and trade name applications for any thereof and any other rights corresponding thereto throughout the world.

         "UK CHARGE AGREEMENT" means the Share Mortgage dated as of May 11, 2001, executed and delivered by CTG Europe in connection with the Existing Credit Agreement, as such Share Mortgage may previously have been or may in the future be amended.

         "UK SECURITY AGREEMENT" means the Security Deed dated as of May 11, 2001, executed and delivered by the CTG (UK) Ltd. in connection with the Existing Credit Agreement, as such Security Deed may previously have been or may in the future be amended.

         "UNCOLLECTED FUNDS" means all deposits of items which shall be on deposit in any Lockbox Account maintained by the Borrowers at JPMorgan from time to time during the period from the date on which such deposits became Available Funds to the beginning of the second following Banking Day.

         "UNCOLLECTED FUNDS COMPENSATION" means the compensation payable to JPMorgan pursuant to section 2.10 hereof.

         "UNFUNDED VESTED LIABILITIES" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrowers or any ERISA Affiliate to PBGC or the Plan under Title IV of ERISA.

         "UNUSED FACILITY AMOUNT" means, at any time of determination, the difference between (a) the Maximum Facility Amount and (b) the sum of the outstanding principal amount of all Loans and Letter of Credit Exposure at such time.

         "VOTING STOCK" means securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "WHOLLY-OWNED SUBSIDIARY" means, with respect to any person, any corporation or other entity of which all of the Voting Stock is at the time of determination owned directly or indirectly by such Person.

         Section 1.02. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation, combination or other accounting computation is required to be made, for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         Section 1.03. DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken or not to be taken by any Person, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         Section 1.04. CONSTRUCTION. In the event of any inconsistency between the covenants contained in the Security Documents and the covenants contained in this Agreement, the provisions of this Agreement shall govern and be controlling.

         Section 1.05. JOINT AND SEVERAL OBLIGATIONS; BORROWERS' AGENT.

                  (a) All obligations of the Borrowers hereunder shall be joint and several. Any notice, request, waiver, consent or other action made, given or taken by any Borrower shall bind all of the Borrowers.

                  (b) Each of the Borrowers hereby authorizes CTG and each of the designated financial officers of CTG listed on SCHEDULE 1.05 hereto, to act as agent for all of the Borrowers, and to execute and deliver on behalf of any Borrower such notices, requests, waivers, consents, certificates, and other documents, and to take any and all actions, required or permitted to be delivered or taken by the Borrowers hereunder.

                             ARTICLE 2. THE CREDIT

         Section 2.01. THE REVOLVING CREDIT LOANS.

                  (a) Subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to make Revolving Credit Loans to the Borrowers from time to time from and including the date hereof to but excluding the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding its Revolving Credit Commitment Amount; provided that the obligation of each Lender to make Revolving Credit Loans hereunder is subject to the condition that the Total Exposure (after giving effect to the funding of such Revolving Credit Loans) shall not exceed the Borrowing Base.

                  (b) The Revolving Credit Loans shall be evidenced by Revolving Credit Notes of the Borrowers issued to the Initial Lenders in the form of EXHIBIT A-1, dated as of the Effective Date, payable to the order of the Initial Lenders in the aggregate principal amount equal to the aggregate initial amount of the Revolving Credit Commitments as of the Effective Date. The Revolving Credit Loans may be assigned to, and the corresponding Revolving Credit Commitments may be assumed by, one or more Eligible Assignees pursuant to section 12.05, whereupon the amounts payable to each such Lender in respect of Revolving Credit Loans shall be evidenced by a Note in the form of EXHIBIT A-1 issued to each such

Lender in accordance with section 12.05 dated as of the date of the corresponding Assignment and Acceptance and duly completed and executed by the Borrowers.

         (c) Subject to the provisions of section 2.14 hereof and the other terms and conditions of this Agreement, the Agent may issue Letters of Credit from time to time from and including the date hereof to but excluding the Revolving Credit Termination Date up to but not exceeding the lesser of (i) the difference between (A) the lesser of (x) the aggregate amount of all Revolving Credit Commitments and (y) the Borrowing Base and (B) the Total Exposure immediately prior to the issuance of such Letter of Credit and (ii) the difference between (A) the Letter of Credit Sublimit and (B) the aggregate amount of the Letter of Credit Exposure which exists immediately prior to the issuance of such Letter of Credit. The Existing Letters of Credit identified on
SCHEDULE 2.01(C) hereto shall, from and after the Effective Date, be deemed to be Letters of Credit outstanding under this Agreement, without the necessity for any further action on the part of the Agent or the Borrowers.

         (d) In accordance with the terms of section 2.19, the revolving credit loans outstanding under the Existing Credit Agreement on the Closing Date shall automatically be deemed to be Revolving Credit Loans hereunder.

         Section 2.02. MAKING THE REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, upon the Agent's receipt of a notice of borrowing given by the Borrowers in accordance section 2.12 requesting the making of Revolving Credit Loans, the Agent will disburse the proceeds of such Revolving Credit Loans to such account of the Borrowers as is specified by the Borrowers in such notice. The Revolving Credit Loans shall be deemed to be made by each Lender and to be outstanding to each Lender under the Revolving Credit
Note issued to such Lender as of the date that such proceeds are disbursed by the Agent to the Borrowers pursuant to this section 2.02 without regard to the settlement procedures between the Agent and the Lenders pursuant to section 2.15.

         Section 2.03. PRINCIPAL REPAYMENT OF REVOLVING CREDIT LOANS.

                  (a) Each Revolving Credit Loan shall mature and be payable in full on the Revolving Credit Termination Date.

                  (b) Except to the extent otherwise expressly provided in any Security Agreement, the Agent shall, not later than as of 1:00 p.m. on each Banking Day, withdraw from the Collection Account all moneys on deposit therein and shall apply such moneys to the outstanding principal amount of the Revolving Credit Loans (including all Revolving Credit Loans made or to be made that day). All such payments shall be applied first to the outstanding principal amount of all Base Rate Loans. Except upon the occurrence and during the continuance of an Event of Default, no payment of a Eurodollar Loan shall be made under this section on a date other than the last day of an Interest Period or the Revolving Credit Termination Date. To the extent that a payment hereunder creates a credit balance under the Revolving Credit Obligations, such credit balance shall bear interest and Agent shall credit the Revolving Credit Obligations at a rate per annum equal to the Prime Rate MINUS three percent (3%).

                  (c) If at any time (i) the Total Exposure exceeds (ii) the Borrowing Base, then immediately upon a demand by the Agent, the Borrowers shall either (A) prepay Revolving Credit Loans by an amount equal to such excess, or
(B) provide the Agent and the Lenders with Cash Equivalents as security for the payment of such excess.

Section 2.04.     THE TERM LOANS.

                  (a) In accordance with the terms of section 2.19, the term loans outstanding under the Existing Credit Agreement on the Closing Date shall automatically be deemed to be Term Loans hereunder. The Borrowers acknowledge and agree that the Lenders shall have no further obligation to make Term Loans hereunder and the Borrowers shall have no right to request that any Term Loans be made at any later date.

                  (b) The Term Loans shall be evidenced by Term Loan Notes of the Borrowers in substantially the form of EXHIBIT A-2 hereto issued to the Initial Lenders, dated as of the Effective Date, payable to the order of each Initial Lender in a principal amount equal to such Lender's Term Loan Percentage of the $5,000,000 aggregate principal amount of Term Loans outstanding on the Effective Date. The Term Loans may be assigned to one or more Eligible Assignees pursuant to section 12.05, whereupon the amounts payable to each Lender in respect of its Term LoaN shall be evidenced by a Term Loan Note issued to each such Lender in accordance with section 12.05 dated as of the date of the corresponding Assignment and Acceptance and duly completed and executed by the Borrowers.

                  (c) The principal amount of the Term Loans shall mature and be payable in full on the Term Loan Maturity Date.

         Section 2.05. MANDATORY PREPAYMENTS. In addition to the payments required under section 2.03(c), the Borrowers shall make the following mandatory prepayments of the Loans:

                  (a) CASUALTY EVENTS. Within 90 days following the receipt by the Borrowers or any of their Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Borrowers or any of their Subsidiaries (or upon such earlier date as the Borrowers or any of their Subsidiaries, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrowers shall prepay the Revolving Credit Loans (and, after all of the Revolving Credit Loans have been fully paid, the Borrowers shall prepay the Term Loans) by an aggregate amount, if any, equal to 100% of the Net Cash Payments from such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that if Net Cash Payments committed to be applied are not in fact applied within 90 days of the respective Casualty Event, then such Proceeds shall be applied to the prepayment of the Revolving Credit Loans (and, after all of the Revolving Credit Loans have been fully paid, to the prepayment of the Term Loans) as provided in this clause (a) at the expiration of such 90 day period) but only if and to the extent that the aggregate amount of such proceeds received after the Effective Date on account of all Casualty Events is greater than $250,000 in excess of the aggregate amount applied or committed to be applied during any Fiscal Year to the repair or replacement of such property, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (d) of this section 2.05.

                  (b) SALE OF EQUITY SECURITIES. Without limiting the obligation of the Borrowers to obtain the consent of the Lenders in accordance with section
12.01 with respect to any sale of equity securities not otherwise permitted hereunder, the Borrowers agree, on or prior to the closing of any sale of equity securities by the Borrowers or any of their Subsidiaries (other than the issuance of equity securities to employees in accordance with stock option and related employee benefit programs), to deliver to the Agent a statement certified by the Chief Financial Officer of CTG, in form and detail reasonably satisfactory to the Agent, of the estimated amount of the Net Cash Payments of such sale of equity securities that will (on the date of such sale) be received by the Borrowers or their Subsidiaries in cash, and, upon the date of such sale of equity securities, the Borrowers shall prepay the Revolving Credit Loans (and, after all of the Revolving Credit Loans have been fully paid, the Borrower shall prepay the Term Loans) by an aggregate amount equal to 100% of the Net Cash Payments of such sale of equity securities received by the Borrowers or their Subsidiaries, such prepayment to be effected in each case in the manner and to the extent specified in paragraph
(d) of this section 2.05.

                  (c) SALE OF ASSETS. Without limiting the obligation of the Borrowers to obtain the consent of the Lenders in accordance with section 12.01 with respect to any sale or other disposition of assets not otherwise permitted hereunder, the Borrowers agree, on or prior to the occurrence of any sale or other disposition of assets by the Borrowers or any of their Subsidiaries (other than Dispositions permitted under sections 7.01 (a), (b), (c) and (h)), to deliver to the Agent a statement certified by the Chief Financial Officer of CTG, in form and detail reasonably satisfactory to the Agent, of the estimated amount of the Net Cash Payments of such sale or other disposition that will (on the date of such sale or other disposition) be received by the Borrowers or their Subsidiaries in cash and the Borrowers shall prepay the Revolving Credit Loans (and, after all of the Revolving Credit Loans have been fully paid, the Borrowers shall prepay the Term Loans), as follows:

                  (i) within ten (10) days of the date of such sale or other disposition, by an aggregate amount equal to 100% of such estimated amount of the Net Cash Payments of such sale or other disposition received by the Borrowers or their Subsidiaries in cash on the date of such sale or other disposition; and

                  (ii) thereafter, quarterly, on the date of the delivery of the financial statements for any Fiscal Quarter or Fiscal Year by the Borrowers to the Agent pursuant tosections 6.08(a) and 6.08(b), to the extent the Borrowers or any of their Subsidiaries shall receive Net Cash Payments during the fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or in respect of investments entered into or received in connection with any such sale or disposition, by an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments MINUS (B) any transaction expenses associated with such sale or dispositions and not previously deducted in the determination of Net Cash Payments PLUS (or MINUS, as the case may be) (C) any other adjustment received or paid by the Borrowers or any of their Subsidiaries pursuant to the respective agreements giving rise to such sale or dispositions and not previously taken into account in the determination of the Net Cash Payments.

Prepayments of the Loans resulting from any sale or other disposition of assets shall be effected in each case in the manner and to the extent specified in paragraph (d) of this section 2.05.

                  (d) APPLICATION. In the event of any mandatory prepayment pursuant to this section 2.05, such prepayment shall be applied, first, to the payment of accrued interest in respect of outstanding Base Rate Revolving Credit Loans, second, to the principal amount of outstanding Base Rate Revolving Credit Loans, third, to interest in respect of outstanding Eurodollar Revolving Credit Loans, fourth, to the principal amount of outstanding Eurodollar Revolving Credit Loans, fifth, to interest in respect of outstanding Base Rate Term Loans, sixth, to the principal amount of outstanding Base Rate Term Loans in inverse order of maturity, seventh, to interest in respect of outstanding Eurodollar Term Loans, eighth, to the principal amount of outstanding Eurodollar Term Loans in inverse order of maturity.

         Section 2.06. INTEREST.

                  (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due, at the following rates per year: (i) for a Loan Tranche which is outstanding as a Base Rate Loan, at a variable rate per annum equal to the Adjusted Base Rate plus the Applicable Margin; and (ii) for a Loan Tranche which is outstanding as a Eurodollar Loan, at a fixed rate during the applicable Eurodollar

Interest Period equal to the corresponding Eurodollar Rate plus the Applicable Margin; PROVIDED however that after the occurrence and during the continuance of any Event of Default and a written demand of the Agent to the Borrowers at the request of the Required Lenders, interest shall accrue on all Loans at the Default Rate.

                  (b) Interest on each Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed; PROVIDED, however, that interest on each Base Rate Loan which is calculated based on the Prime Rate shall be calculated on the basis of a year of 365 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrowers and the Lenders thereof.

                  (c) Accrued interest on each Base Rate Loan shall be due and payable to the Agent for account of each Lender in arrears on the first Banking Day of each calendar month, regardless of any payment of the principal thereof.

                  (d) Accrued interest on each Eurodollar Loan shall be due and payable to the Agent for account of each Lender in arrears upon any payment of principal and on each corresponding Eurodollar Interest Payment Date.

         Section 2.07. EURODOLLAR INTEREST PERIODS. In the case of each Loan other than a Base Rate Loan, the Borrowers shall select a Eurodollar Interest Period of any duration in accordance with the definition of Eurodollar Interest Period in section 1.01, subject to the following limitations: (a) no Eurodollar Interest Period shall have a duration of less than one month, and if any such proposed Eurodollar Interest Period would otherwise be for a shorter period (as a result of the Revolving Credit Termination Date or otherwise), such Eurodollar Interest Period shall not be available; and (b) if a Eurodollar Interest Period would end on a day which is not a Banking Day, such Eurodollar Interest Period shall be extended to the next Banking Day, unless such next Banking Day would fall in the next calendar month in which event such Eurodollar Interest Period shall end on the immediately preceding Banking Day. All elections of a Eurodollar Interest Period shall be made by the Borrowers upon three Banking Days' notice to the Agent, and the Agent shall quote to the Borrowers the actual Eurodollar Rate to take effect for such Eurodollar Interest Period (based upon the rate quotation described in the definition of Eurodollar Rate) on the next Banking Day.

         Section 2.08. CONVERSIONS. Except to the extent specified to the Initial Lenders prior to the Effective Date, each Loan shall be deemed to be a Base Rate Loan unless and until converted to a Eurodollar Loan in accordance with terms of this section 2.08. The Borrowers shall have the right to make payments of principal, or to convert a Loan Tranche from a Base Rate Loan to a Eurodollar Loan or from a Eurodollar Loan to a Base Rate Loan at any time or from time to time, provided that: (a) if the Loan Tranche is outstanding as a Eurodollar Loan, it may be converted only on the last day of the applicable Eurodollar Interest Period; (b) if the Loan Tranche is outstanding as a Eurodollar Loan, it shall automatically convert to a Base Rate Loan on the last day of the applicable Eurodollar Interest Period, unless the Borrowers give notice to the Agent three (3) Banking Days prior to the last day of the corresponding Eurodollar Interest Period specifying a new Eurodollar Interest Period to apply to such Loan Tranche; (c) no Loan Tranche comprising a Eurodollar Loan may be in a principal amount less than $1,000,000; (d) there may be no more than six (6) Loan Tranches comprising Eurodollar Loans outstanding at any one time; and (e) no Loan Tranche comprising a Eurodollar Loan may be created (or continued after the last day of the applicable Eurodollar Interest Period) while any Default or Event of Default exists and continues.

         Section 2.09. VOLUNTARY PREPAYMENTS. In addition to repayments made pursuant to section 2.03(b), the Borrowers shall have the right to prepay Loans at any time or from time to time; provided that: (i) the Borrowers shall give the Agent notice of each such prepayment as provided in section 2.12; and (ii) the Borrowers shall be responsible for the payment of such amounts as provided in section 3.05 with respect to the prepayment of any Eurodollar LoanS prepaid on any date other than the last day of the corresponding Eurodollar Interest Period. In addition, but subject to the foregoing, as a condition to giving effect to any termination of the Revolving Credit Commitments pursuant to section 2.11, the aggregate principal of all Revolving Credit Loans shall be fully prepaid, together with interest thereon accrued to the date of such payment and all amounts payable pursuant to section 2.16(c) and/or section 3.05 in connection therewith.

         Section 2.10. UNCOLLECTED FUNDS COMPENSATION. Any credit extended by JPMorgan to the Borrowers by allowing the Uncollected Funds in any Lockbox Account maintained by the Borrowers at JPMorgan to be immediately available funds to the Borrowers shall not be deemed to be Loans hereunder. Uncollected Funds Compensation to JPMorgan shall accrue on the amount of the Uncollected Funds in existence from time to time at a variable rate per annum equal to the Adjusted Base Rate plus the Applicable Margin for Base Rate Loans for two (2) full days. Upon making such computation, the Agent is authorized to make a Revolving Credit Loan to the Borrowers for the amount thereof (or during the continuance of an Event of Default, debit such Lockbox Account maintained at JPMorgan) for the payment thereof to JPMorgan. The Agent shall notify the Borrowers of the amount of the Uncollected Funds Compensation for the preceding calendar month in the next monthly statement rendered by the Agent to the Borrowers.

         Section 2.11. TERMINATION OF REVOLVING CREDIT COMMITMENTS. The Borrowers shall have the right to terminate the amount of Revolving Credit Commitments in whole or in part at any time, provided that (a) the Borrowers shall give notice of such termination to the Agent as provided in section 2.12 and (b) each reduction of the Revolving Credit Commitments shall be in an amount that is at least equal to $1,000,000 or any greater multiple of $1,000,000. Any portion of the Revolving Credit Commitments that has been terminated may not be reinstated.

         Section 2.12. CERTAIN NOTICES. Notices by the Borrowers to the Agent of borrowings, each prepayment of a Loan pursuant to section 2.09 (which does not include repayments pursuant to section 2.03(b)) or of termination of the Revolving Credit Commitments pursuant to section 2.11 shall be irrevocable and shall be effective only if received by the Agent in writing on a Banking Day and
(a) in the case of Base Rate Loans and prepayments of Base Rate Loans given not later than 11:00 a.m. New York City time on the date of such Base Rate Loan or such prepayment; (b) in the case of Eurodollar Loans and prepayments of Eurodollar Loans, given not later than 11:00 a.m. New York City time three (3) Banking Days prior to the date of such Eurodollar Loan or such prepayment and
(c) in the case of termination of the Revolving Credit Commitments, given not later than 12:00 noon New York City time four Banking Days prior thereto. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid, the date of borrowing or prepayment (which shall be a Banking Day) and, in the case of a notice of borrowing, the location and number of the Borrower's account to which funds are to be disbursed.

         Section 2.13. CALCULATION OF BORROWING BASE. The Agent shall calculate from time to time the amount of the Borrowing Base, based upon the most recent Borrowing Base Certificate, and such amount shall be the "Borrowing Base" hereunder; provided, however, that the Agent, in its reasonable discretion, may on written notice to the Borrowers, establish additional reserves against the Borrowing Base, taking into account, among other things, but without limitation in any way, changes in the collectibility of receivables as shown in periodic field examinations.

         Section 2.14. LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions set forth herein, the Borrowers' Agent may request the issuance of Letters of Credit for the account of any of the Borrowers or their Subsidiaries, in a form reasonably acceptable to the Agent, by delivering to the Agent by electronic or facsimile transmission (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a letter of credit application in the form required by the Agent. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Total Exposure at such time does not exceed the lesser of (x) the Borrower Base at such time or (y) the aggregate Revolving Credit Commitments at such time, and (ii) the Letter of Credit Exposure at such time does not exceed the LC Sublimit at such time.

                  (b) Each Letter of Credit shall expire (without giving effect to any extension thereof by reason of an interruption of business) at or prior to the close of business on the earlier of (i) one year, in the case of standby Letters of Credit, or 180 days, in the case of commercial or documentary Letters of Credit, after the date of the issuance of such Letter of Credit, and (ii) the date that is five (5) Business Days prior to the Revolving Credit Termination Date. No Letter of Credit may be extended beyond the date that is five (5) Business Days prior to the Revolving Credit Termination Date.

                  (c) If the Agent shall make any disbursement in respect of any Letter of Credit, the resulting Reimbursement Obligation created thereby shall be deemed to be a Revolving Credit Loan from each of the Lenders in accordance with each Lender's Revolving Credit Commitment Percentage. The Agent shall notify the Lenders of the creation of any Reimbursement Obligation within two Banking Days of any disbursement made by the Agent pursuant to or under any Letter of Credit.

                  (d) The Borrowers' Reimbursement Obligations with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Agent to the beneficiary under a Letter of Credit against presentation of a draft or other document that substantially complies but does not strictly comply with the terms of such Letter of Credit and (iv) any other event or circumstance whatsoever (other than gross negligence or willful misconduct of the Agent), whether or not similar to any of the foregoing, that might, but for the provisions of this section 2.14, constitute a legal or equitable discharge of the Borrowers' obligations hereunder.

         Section 2.15. SETTLEMENT BETWEEN AGENT AND LENDERS. The Agent and the Lenders shall settle on an aggregated and netted basis (the "SETTLEMENT AMOUNT") on a weekly basis or with such greater frequency as the Agent may determine (each such date on which such a settlement occurs being a "SETTLEMENT DATE") for all amounts which shall have become due to and due from the Agent and the Lenders since the immediately preceding Settlement Date with respect to any Obligations, other than the Settlement Amount which became due on the immediately preceding Settlement Date. The Agent shall notify the Lenders by 11:00 A.M. on each Settlement Date of the Settlement Amount which is payable by the Agent or the Lenders, and the Agent or the Lenders, as the case may be, shall make payment of the Settlement Amount by an electronic funds transfer not later than 5:00 P.M. on the Settlement Date. Nothing in this section 2.15 or the settlement procedures made pursuant to this section 2.15 shall be deemed to change, as between the Borrowers and the Lenders, the amount of the Loans which are outstanding under the Notes to each of the Lenders or the accrual of interest due to each of the Lenders on such Loans.

         Section 2.16. FEES.

                  (a) The Borrowers agree to pay to the Agent monthly after the date hereof through the Revolving Credit Termination Date and on the Revolving Credit Termination Date for the account of each of the Lenders a commitment fee which shall accrue on the daily average Unused Facility Amount for the period from and including the date hereof to the earlier of the date the Revolving Credit Commitments are terminated in their entirety or the Revolving Credit Termination Date. The commitment fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed at a rate per year equal to the Applicable Commitment Fee Rate. The commitment fee shall be due and payable in arrears monthly on the first Banking Day of each calendar month and shall be computed by Agent. On each such payment date, the Agent is authorized to make a Revolving Credit Loan to the Borrowers for the amount thereof (or during the continuance of an Event of Default, debit the Collection Account) for the payment thereof to the Lenders. The Agent shall notify the Borrowers of the amount of the commitment fee for the preceding quarter in the next monthly statement rendered by the Agent to the Borrowers.

                  (b) The Borrowers agree to pay, with respect to Letters of Credit issued hereunder, the following fees: (i) to the Agent for the benefit of the Lenders (according to each Lender's Revolving Credit Commitment Percentage), a letter of credit fee in respect of each Letter of Credit issued hereunder which accrues at a rate equal to (x) the face amount of such Letter of Credit multiplied by (y) the applicable Eurodollar Margin, such fees to be calculated on the basis of a 360 day year for actual number of days elapsed and paid by the Borrowers monthly in advance on the first Banking Day of each calendar month,
(ii) to the Agent for its own account, a letter of credit fronting fee payable in advance on the issuance date of each Letter of Credit in an amount equal to twelve and one-half (12.5) basis points multiplied by the face amount of such Letter of Credit and (iii) to the Agent for its own account, the Agent's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Upon making a computation of the amount of such Letter of Credit fee, the Agent is authorized to make a Revolving Credit Loan to the Borrowers for the amount thereof. The Agent shall notify the Borrowers of the amount of such Letter of Credit fee in the next monthly statement rendered by the Agent to the Borrowers.

                  (c) Each Lender irrevocably waives its right to receive any portion of the success fee payable to such Lender pursuant to Section 2.15(c) of the Existing Credit Agreement. The Borrowers agree to pay to each Initial Lender, by remitting to the Agent the sum of $200,000 on the Closing Date, a credit facility fee of $50,000 in consideration of such Initial Lender's making available to the Borrowers such Initial Lender's portion of the credit facilities pursuant to this Agreement.

                  (d) The Borrowers agree to pay the Agent (for its own account) such fees payable in such amounts and at the times separately agreed in writing between the Borrowers and the Agent.

         Section 2.17. PAYMENTS GENERALLY. All payments under this Agreement or the Notes shall be made in United States Dollars in funds which are immediately available not later than 1:00 p.m. New York City time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) at the JPMorgan Office for the account of each Lender, and all such payments may be made by making a Revolving Credit Loan to the Borrowers for the amount thereof (or during the continuance of an Event of Default, debiting the Collection Account for the payment thereof to the Lenders). The Agent, or any Lender for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrowers with the Agent or such Lender, as the case may be, and any Lender so doing shall promptly notify the Agent. Subject to section 11.16, the Borrowers shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrowers under this Agreement or the Notes to which such payment is to be applied and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may, subject to section 11.16, apply such payment as it may elect in its sole discretion. If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Lending Office.

         Section 2.18. PURPOSE. The Borrowers shall use the proceeds of the Loans (a) to refinance certain Indebtedness of the Borrowers, (b) for working capital requirements of the Borrowers and their Subsidiaries (subject to the limitations set forth in section 7.06 and section 7.10), (c) for Permitted Acquisitions, and (d) for other general corporate purposes.

         Section 2.19. TREATMENT OF LOANS OUTSTANDING UNDER EXISTING CREDIT AGREEMENT. The revolving credit loans and term loans outstanding under the Existing Credit Agreement as of the Closing Date shall automatically be continued as Revolving Credit Loans and Term Loans hereunder, and on the Closing Date, the Agent and the Lenders shall take such actions, and make such adjustments among themselves and among those "Lenders" under the Existing Credit Agreement that are not Lenders hereunder, as shall be necessary to ensure that on the Closing Date, (i) the outstanding Revolving Credit Loans and Term Loans are properly allocated among the Lenders in accordance with their respective Revolving Credit Commitment Percentages and Term Loan Percentages, and (ii) each "Lender" under the Existing Credit Agreement that is not a Lender hereunder (a "NON-PARTICIPATING LENDER"), receives payment of 100% of the principal amount of the revolving credit loans and terms loans owing to such Non-Participating Lender under the Existing Credit Agreement. Such actions to be taken by the Agent and the Lenders shall include, among other things, purchasing interests in (rather than paying or discharging) the loans under the Existing Credit Agreement of each Non-Participating Lender. On the Closing Date, the Borrowers shall remit to the Agent, and the Agent shall remit to each "Lender" under the Existing Credit Agreement, all interest and unwaived fees that such "Lender" would otherwise be entitled to if the "Loans" of such Lender under the Existing Credit Agreement were being repaid on the Closing Date, whether or not any such loans are actually repaid on the Closing Date.

                  ARTICLE 3. YIELD PROTECTION; ILLEGALITY; ETC.

         Section 3.01. ADDITIONAL COSTS.

                  (a) The Borrowers shall pay directly to each Lender from time to time within five Banking Days of demand therefore such amounts as such Lender may reasonably determine to be necessary to compensate it for any costs which such Lender determines are attributable to its making or maintaining any Eurodollar Loans under this Agreement or its Note or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Lender or of its Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender; or (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities). Each Lender will notify the Borrowers of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this section 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Lender requests compensation from the Borrowers under this section 3.01(a), or under section 3.01(c), the Borrowers may, by notice to such Lender with a copy to the Agent, suspend the obligation of such Lender to make Loans of the type with respect to which such compensation is requested (in which case the provisions of section 3.04 shall be applicable).

                  (b) Without limiting the effect of the foregoing provisions of this section 3.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrowers with a copy to the Agent, the obligation of such Lender to make Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of section 3.04 shall be applicable).

                  (c) Without limiting the effect of the foregoing provisions of this section 3.01 (but without duplication), the Borrowers shall pay directly to each Lender from time to time within five Banking Days of request therefore such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by the Lender or its bank holding company or any of its Affiliates, pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter, of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Lender or its bank holding company or any of its Affiliates to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Lender will notify the Borrowers if such Lender is entitled to compensation pursuant to this section 3.01(c) as promptly as practicable afteR it determines to request such compensation.

                  (d) Determinations and allocations by a Lender for purposes of this section 3.01 of the effect of any RegulatorY Change pursuant to subsections
(a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Lender under this section 3.01, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis. Each Lender demanding payment from the Borrowers pursuant to this section
3.01 shall furnish to the Borrowers at the time of such demand a statement showing the basiS for and the method of calculation of such demand.

         Section 3.02. LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if:

                  (a) the Agent reasonably determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in section
1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Eurodollar Loans as provided in this Agreement; or

                  (b) any Lender reasonably determines (which determination shall be conclusive absent manifest error) and notifies the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in section 1.01 upon the basis of which the rate of interest for any type of Eurodollar Loans is to be determined do not adequately cover the cost to such Lender of making or maintaining such Loans;

then the Agent shall give the Borrowers and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Loans of such type.

         Section 3.03. ILLEGALITY. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Lender or its Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrowers thereof (with a copy to the Agent) and such Lender's obligation to make or maintain Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain such affected Loans (in which case the provisions of section 3.04 shall be applicable).

         Section 3.04. CERTAIN BASE RATE LOANS PURSUANT TO SECTIONS 3.01 AND
3.03. If the obligations of any Lender to make Loans of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") shall be suspended pursuant to sections 3.01 or 3.03, all Loans which would otherwise be made by such Lender as Loans of the Affected Type shall be made instead as Base Rate Loans and, if an event referred to in section 3.01(b) or 3.03 has occurred and such Lender so requests by notice to the Borrowers with a copY to the Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice, and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

         Section 3.05. CERTAIN COMPENSATION. The Borrowers shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

                  (a) any payment of a Eurodollar Loan made by the Borrowers on a date other than the last day of a Eurodollar Interest Period or the maturity date, respectively, for such Loan (whether by reason of acceleration or otherwise) (other than pursuant to section 3.04); or

                  (b) any failure by the Borrowers to borrow any Loan to be made by such Lender on the date specified therefore in the relevant notice under section 2.12.

Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or not borrowed for the period from and including the date of such payment or failure to borrow to but excluding the last day of the Eurodollar Interest Period for such Loan (or, in the case of a failure to borrow, to but excluding the last day of the Eurodollar Interest Period for such Loan which would have commenced on the date specified therefore in the relevant notice) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) such Lender would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Lender as to the amounts payable pursuant to this section 3.05 shall be conclusive, provided thaT such determination is made on a reasonable basis.

         Section 3.06. MITIGATION OBLIGATIONS. If any Lender requests compensation under section 3.01, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to section 3.01 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                        ARTICLE 4. CONDITIONS PRECEDENT

         Section 4.01. CONDITIONS PRECEDENT TO THE INITIAL LOANS. Effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby) and of the obligations of the Initial Lenders to make the Loans constituting the initial borrowings are subject to the condition precedent that on or before the Effective Date each of the following documents shall have been delivered to the Agent and, where so required below in this section 4.01, to the Lenders, in form and substance satisfactory to the Agent and its counsel, and each of the following actions shall have been performed to the satisfaction of the Agent and its counsel:

                  (a) The Agent shall have received the Facility Documents (including this Agreement, the Notes and the Security Documents) duly executed by each of the parties thereto, and in full force and effect;

                  (b) The Agent shall have received a certificate of the Secretary of each of the Borrowers, dated the Effective Date, attesting to all corporate action taken by the Borrowers, including resolutions of the Boards of Directors of the Borrowers authorizing the execution, delivery and performance of the Facility Documents and each other document to be executed and delivered by the Borrowers pursuant to this Agreement and certifying the names and true signatures of the officers of the Borrowers authorized to sign the Facility Documents and the other documents to be executed and delivered by the Borrowers under this Agreement;

                  (c) The Agent shall have received evidence satisfactory to it that the Borrowers shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items delivered to the Agent for filing contemporaneous with the Closing Date) that may be necessary or, in the opinion of the Agent, desirable in order to create in favor of the Agent, for the benefit of the Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include, without limitation, the following: (i) delivery to the Agent of all the Security Documents, duly executed by the applicable Borrower, together with accurate and complete schedules to all such Security Documents; (ii) to the extent not previously delivered to the Agent in connection with the Existing Credit Agreement, delivery to the Agent of (A) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise reasonably satisfactory in form and substance to the Agent) representing all capital stock and other equity interests pledged pursuant to the Security Documents and (B) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner reasonably satisfactory to the Agent) evidencing any Collateral;

(iii) delivery to the Agent of (A) the results of a recent search, by one or more Persons satisfactory to the Agent, of all effective UCC financing statements and (as to the New York Properties only) fixture filings and all judgment and tax lien filings which may have been made with respect to any Collateral, together with copies of all such filings disclosed by such search,
(B) to the extent not previously delivered to the Agent in connection with the Existing Credit Agreement, UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements, fixture filings or comparable filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement) or if UCC termination statements cannot be obtained from a creditor whose debt is to be repaid with the proceeds of the Initial Loans, an agreement to deliver such termination statements upon receipt by such creditor of payment in full of the amounts due such creditor, and (C) to the extent not previously delivered to the Agent in connection with the Existing Credit Agreement, UCC financing statements and (as to the New York Properties only) fixture filings, duly executed by each applicable Borrower with respect to all Collateral of such party, for filing in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests created in such Collateral pursuant to the Security Documents; (iv) delivery to the Agent of all cover sheets or other documents or instruments required to be filed in order to create or perfect Liens in respect of any IP Collateral; and (v) delivery to the Agent of opinions of counsel (which counsel shall be reasonably satisfactory to the Lender) under the local laws of each jurisdiction where each of the Borrowers is organized or maintains an office or facility with respect to the creation and perfection of the security interests in favor of the Agent in the Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as the Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Agent.

                  (d) The Agent shall have received from the Borrowers:

                       (i) To the extent not previously delivered to the
              Agent in connection with the Existing Credit Agreement, with respect to each of the New York Properties and the Florida Property (each such parcel, a "MORTGAGED PROPERTY"), all such surveys, deeds, recorded documents and leases, title insurance policies and endorsements, title reports, opinions of counsel, reports regarding environmental matters and other reports, documents and information as the Agent may reasonably require; and

                       (ii) To the extent not previously delivered to the
              Agent in connection with the Existing Credit Agreement, in the case of each Material Leasehold Property existing as of the Closing Date, copies of all leases between any Borrower and any landlord or tenant and a Landlord's Waiver and Consent with respect to such Material Leasehold Property.

                  (e) The Borrowers shall have obtained all required environmental permits, licenses, authorizations and consents that are necessary in connection with the transactions contemplated by the Facility Documents from the appropriate Governmental Authorities, and each of the foregoing permits, licenses, authorizations and consents shall be in full force and effect. The Credit Parties shall have also obtained all other permits, licenses, authorizations and consents from all other Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and material agreements, in each case that are necessary or advisable in connection with the transactions contemplated by the Facility Documents, and each of the foregoing shall be in full force and effect.

                  (f) The Agent and the Lenders shall have received and shall be satisfied with the certified financial statements referred to in section 5.05 hereof, including, without limitation, the audited consolidated financiaL statements of the Borrowers for the fiscal year ended on or about December 31, 2001;

                  (g) The Agent and the Lenders shall have received and shall be satisfied with its review of (i) estimated opening balance sheets for the Borrowers and their Subsidiaries (including all Foreign Subsidiaries), prepared in accordance with GAAP (subject to year-end adjustments and the absence of footnotes), and (ii) consolidated and consolidating quarterly profit and loss statements and balance sheets and consolidated cash flow projections for the Borrowers and their Subsidiaries (including all Foreign Subsidiaries), prepared in accordance with GAAP (subject to year-end adjustments and the absence of footnotes), for the 2002 Fiscal Year, and on an annual basis for Fiscal Years 2003 and 2004, together with the written assumptions on which such projections are based;

                  (h) The Agent shall have received a certificate of a duly authorized officer of the Borrowers dated the Effective Date, stating that the representations and warranties in Article 5 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

                  (i) The Agent shall have received (i) a favorable opinion of Hodgson Russ LLP, counsel for the Borrowers, dated the Effective Date, in substantially the form of EXHIBIT H hereto, and covering such matters as the Agent or any Lender may reasonably request, (ii) a favorable opinion of Peter Radetich, general counsel for the Borrowers, covering such matters as the Agent or any Lender may reasonably request and (iii) a favorable opinion of local Kansas counsel to CTG Healthcare Kansas covering such matters as the Agent or any Lender may reasonably request;

                  (j) The Agent shall have received a certificate of a duly authorized officer of CTG in the form of EXHIBIT F annexed hereto certifying as to the solvency of the Borrowers and their Subsidiaries after giving effect to the funding of the initial Loans.

                  (k) The Agent shall have received insurance certificates in form satisfactory to the Agent evidencing casualty, all-risk, product liability and other insurance of the Borrowers, their Subsidiaries and their properties and assets having coverages and issued by insurance companies satisfactory to the Agent and naming the Agent as a lender's loss payee and (as appropriate) an additional insured.

                  (l) The Agent shall have received an initial Borrowing Base Certificate, remittance, debit and credit reports, and a statement of accounts in a form acceptable to the Agent with respect to the Borrowers and consistent with the requirements of section 6.09 hereof, dated as of not more than 45 days prior to the Closing Date;

                  (m) The Agent shall be satisfied with its due diligence review of the Borrowers and their Subsidiaries, including, but not limited to, satisfactory review by the Agent of the projections of the Borrowers and their Subsidiaries;

                  (n) The Agent shall be satisfied with the cash management arrangements (including domestic lock box arrangements) and management information systems in place with respect to the Borrowers and their Subsidiaries;

                  (o) The Agent shall have received evidence that all principal, interest and other amounts owing in respect of all Indebtedness of the Borrowers existing as of the Effective Date

(other than Indebtedness permitted to remaining outstanding in accordance with Section 7.11) will be repaid in full;

                  (p) The Agent shall have completed a recent field examination of the Borrowers and the results thereof shall be satisfactory to the Agent and shall demonstrate, among other things, that the Availability hereunder is sufficient to meet the ongoing working capital needs of the Borrowers and their Subsidiaries;

                  (q) No Default or Event of Default under and as defined in the Existing Credit Agreement shall have occurred and be continuing under the Existing Credit Agreement;

                  (r) To the extent not previously delivered to the Agent in connection with the Existing Credit Agreement, the Agent shall have received counterparts of the Lockbox Account Agreements duly executed by all parties thereto and such Lockbox Account Agreements shall be in full force and effect and in form and substance satisfactory to the Agent;

                  (s) Except as otherwise expressly provided on SCHEDULE 6.14, to the extent not previously delivered to the Agent in connection with the Existing Credit Agreement, the Agent shall have received counterparts of the Blocked Account Agreements with respect to each deposit or other bank account (other than a Lockbox Account) maintained by the Borrowers with any financial institution other than JPMorgan, duly executed by all parties thereto and such Blocked Account Agreements shall be in full force and effect and in form and substance satisfactory to the Agent;

                  (t) The Agent shall have received counterparts of the Affiliate Subordination Agreement duly executed by the Borrowers and the Foreign Subsidiaries;

                  (u) The "Lenders" under the Existing Credit Agreement shall have received all interest and fees accrued and unpaid under the Existing Credit Agreement through the Closing Date, and the Agent and the Lenders shall have received all fees and other amounts payable to such Persons on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses of the Agent required to be reimbursed or paid by the Borrowers hereunder; and

                  (v) The Agent shall have received such other documents as the Agent or any Lender shall have reasonably requested and the same shall be reasonably satisfactory to each of them.

         Section 4.02. ADDITIONAL CONDITIONS PRECEDENT. The obligations of the Lenders to make any Loans (including the initial Loans) and of the Agent to issue, amend, renew or extend any Letter of Credit, shall be subject to the further conditions precedent that on the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit:

                  (a) The following statements shall be true:

                        (i) the representations and warranties contained in
               Article 5 of this Agreement are true and correct on and as of the date of such Loan, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, as though made on and as of such date (except to the extent that such representations and warranties are updated to reflect transactions expressly permitted by this Agreement and not resulting in or constituting a Default or Event of Default, provided such any update is specified in a certificate delivered by the Borrower to the Agent before such date, and except to the extent that such representations and warranties relate expressly to an earlier date); and

                        (ii) No Default or Event of Default has occurred and
               is continuing, or would result from such Loan;

                  (b) The Agent shall have received such approvals, opinions or documents as the Agent or any Lender may reasonably request;

                  (c) At or before the time of making the first Revolving Credit Loans hereunder and as of the date of each subsequent Revolving Credit Loan hereunder, the Agent shall determine that the making of such Revolving Credit Loan will not cause the amounts outstanding hereunder to exceed the Borrowing Base, and there shall be delivered or in the possession of the Agent all documents pertaining to the Qualified Domestic Accounts, Qualified Domestic Unbilled Accounts and Qualified Real Estate, as the Agent shall reasonably require, dated as of not more than 30 days prior to the date of the Loan; (d) The Borrowers shall have paid to the Agent all accrued fees and expenses payable to the Agent in connection with this Agreement, including all reasonable fees and disbursements of legal counsel to the Agent.

                  Section 4.03. DEEMED REPRESENTATIONS. Each notice of a Loan or Letter of Credit and acceptance by the Borrowers of the proceeds of such Loan or issuance of a Letter of Credit shall constitute a representation and warranty that the conditions set forth in Subsection (a) of section 4.02 are true and correct as of the date of eacH such Loan. The Agent may from time to time require certificate(s) of duly authorized officer(s) of one or more of the Borrowers, stating that the representations and warranties in Article 5 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or an Event of Default.

                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         The Borrowers hereby jointly and severally represent and warrant, as of the date hereof and as of the date of each Loan, that:

         Section 5.01. INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. Each of the Borrowers and each of their Subsidiaries is an entity which is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

         Section 5.02. CORPORATE POWER AND AUTHORITY; NO CONFLICTS. The execution, delivery and performance of the Facility Documents: (a) have been duly authorized by all necessary corporate action by the Borrowers party thereto and do not and will not require any consent or approval of the equityholders of the Borrowers or contravene their charters or by-laws; (b) will not violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrowers or any of their Subsidiaries; (c) will not result in a breach of or constitute a default in any material respect or require any consent which has not been obtained under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any of the Borrowers is a party or by which the properties of any of the Borrowers may be bound or affected; (d) will not result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrowers or any of their Subsidiaries, except as provided in the Security Documents; or (e) will not cause the Borrowers, as the case may be, to be in default in any material respect under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         Section 5.03. LEGALLY ENFORCEABLE AGREEMENTS. Each Facility Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers, in accordance with its terms, except to the extent that enforceability may be subject to limitations imposed by general principles of equity or applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         Section 5.04. LITIGATION. Except as set forth on SCHEDULE 5.04 hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened, against or affecting the Borrowers or any of their Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrowers and their Subsidiaries taken as a whole or the ability of any Borrower to perform its obligations under the Facility Documents.

         Section 5.05. FINANCIAL STATEMENTS. (a) The Borrowers have heretofore delivered to the Lenders the following financial statements:

                  (i) the consolidated balance sheets and statements of operations, shareholders' equity and cash flows of the Borrowers and their Subsidiaries, as of and for the fiscal year ended December 31, 2001, audited and accompanied by an opinion of the Borrowers' independent public accountants;

                  (ii) the unaudited consolidated balance sheet and statement of operations of the Borrowers and their Subsidiaries, as of and for the Fiscal Months ended January 25, 2002 and February 22, 2002, certified by the chief financial officer of CTG that such financial statements fairly present the financial condition of the Borrowers and their Subsidiaries as at such dates and the results of the operations of the Borrowers and their Subsidiaries for the period ended on such dates and that all such financial statements, including the related schedules and notes thereto have been prepared in all material respects in accordance with GAAP applied consistently throughout the periods involved; and

                  (iii) consolidated quarterly profit and loss statements, balance sheets and cash flow projections for the Borrowers and their Subsidiaries (including all Foreign Subsidiaries), prepared in accordance with GAAP, for the 2002 Fiscal Year, and on an annual basis for Fiscal Years 2003 and 2004, together with the written assumptions on which such projections are based.

         Except as disclosed on SCHEDULE 5.05, such financial statements (except for the projections) present fairly, in all material respects, the respective consolidated financial position and results of operations and cash flows of the respective entities as of such respective dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited or pro forma statements. The projections were prepared by the Borrowers in good faith and were based on assumptions that were reasonable when made.

                  (b) Except as disclosed on SCHEDULE 5.05, since December 31, 2001, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrowers or any of their Subsidiaries (other than Inactive Subsidiaries) from that set forth in the December 31, 2001 financial statements referred to in clause (i) of paragraph
(a) above.

                  (c) None of the Borrowers or any of their Subsidiaries has on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected or provided for in the balance sheets as at the end of their respective fiscal years ended in 2001, referred to above, as provided for in
SCHEDULE 5.05 annexed hereto, or as otherwise permitted pursuant to this Agreement, or as referred to or reflected or provided for in the financial statements described in this Section 5.05.

         Section 5.06. OWNERSHIP AND LIENS. The Borrowers and their Subsidiaries have title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in section 5.05 (other than any properties oR assets disposed of in the ordinary course of business), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and none of the properties and assets owned by the Borrowers or any of their Subsidiaries (excluding any of its leasehold interests) is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder or as listed in SCHEDULE
5.06 hereto.

         Section 5.07. EXISTING INDEBTEDNESS. None of the Borrowers nor any of their Subsidiaries owes Indebtedness as of the Effective Date for borrowed money or under any title retention agreements (including conditional sale contracts and Capital Leases) except as listed on SCHEDULE 5.07 hereto.

         Section 5.08. TAXES. Except as set forth on SCHEDULE 5.08 hereto, the Borrowers and each of their Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, except for such taxes which are not material in amount and are being contested by the Borrowers in good faith in appropriate proceedings.

         Section 5.09. ERISA. Except as set forth on SCHEDULE 5.09 hereto, the Borrowers and their Subsidiaries have no Plans. The Borrowers and their Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; none of the Borrowers nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrowers and each of their ERISA Affiliates have met all minimum funding requirements under ERISA with respect to all of their Plans and there are no Unfunded Vested Liabilities in excess of $250,000; and none of the Borrowers nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA in excess of $250,000.

         Section 5.10. SUBSIDIARIES AND AFFILIATES. Set forth on SCHEDULE 5.10 is a complete and correct list of all Subsidiaries of CTG as of the date hereof, together with, for each such Subsidiary, (a) the jurisdiction of organization of such Subsidiary, (b) each Person holding ownership interests in such Subsidiary and (c) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in SCHEDULE 5.10, (i) each Borrower and its respective Subsidiaries owns, free and clear of Liens (other than Liens permitted hereunder), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in SCHEDULE 5.10, (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding Equity Rights with respect to such Person. As of the Effective Date, the authorized, issued and outstanding capital stock of the Borrowers and their Subsidiaries consists of the capital stock described on SCHEDULE 5.10, all of which is duly and validly issued and outstanding, fully paid and nonassessable. The Inactive Subsidiaries do not engage in any business or activity of any kind and no Inactive Subsidiary owns assets having a total book value in excess of $250,000 in the aggregate (other than intercompany receivables reflected on the books of such Inactive Subsidiaries as to which no cash has been or will be paid by the Borrowers or any Subsidiary to such Inactive Subsidiaries).

         Section 5.11. OPERATION OF BUSINESS. (a) The Borrowers and each of their Subsidiaries possess all licenses, permits, franchises, Patents, Copyrights, Trademarks and trade names, or rights thereto, to conduct their business substantially as now conducted and as presently proposed to be conducted, and none of the Borrowers nor any of their Subsidiaries is in violation of any rights of others with respect to any of the foregoing, except for any such violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Set forth on
SCHEDULE 5.11 hereto is a complete list of all Patents, Trademarks and Copyrights (each of the foregoing, together with any other intellectual property material to the business of the Borrowers and their Subsidiaries being referred to herein as "Proprietary Rights"). SCHEDULE 5.11 clearly identifies all Patents, Trademarks and Copyrights that have been duly registered in, filed in or issued by the PTO or the United States Register of Copyrights (collectively, the "Registered Proprietary Rights"). The Registered Proprietary Rights have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States, as applicable. The Borrowers have taken commercially reasonable steps to protect their Registered Proprietary Rights and to maintain the confidentiality of all Proprietary Rights that are not generally in the public domain.

                  (b) As of the date hereof, SCHEDULE 5.11 annexed hereto contains a true, accurate and complete list of (i) all Real Property Assets, whether owned or leased, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Material Leasehold Property, regardless of whether such Borrower is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in SCHEDULE 5.11, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Borrowers have no knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legal, valid and binding obligation of each applicable Borrower, enforceable against such Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

         Section 5.12. NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS. The Borrowers and each of their Subsidiaries have satisfied all judgments and none of the Borrowers nor any of their Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except for judgments which are not material in amount and are being contested in good faith by the Borrowers in appropriate proceedings.

         Section 5.13. NO DEFAULTS ON OTHER AGREEMENTS. SCHEDULE 5.13 hereto is a complete and correct list, as of the date of this Agreement of each contract and arrangement to which any Borrower or Subsidiary is a party for which breach, nonperformance, cancellation or failure to renew would have a Material Adverse Effect. True and complete copies of each agreement listed on the appropriate part of SCHEDULE 5.13 have been delivered to the Agent, together with all amendments, waivers and other modifications thereto. All such agreements are valid, subsisting, in full force and effect, are currently binding and will continue to be binding upon each Borrower or Subsidiary that is a party thereto and, to the best knowledge of the Borrowers, binding upon the other parties thereto in accordance with their terms. None of the Borrowers nor any of their Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect. None of the Borrowers nor any of their Subsidiaries is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 5.14. LABOR MATTERS. (a) Except as set forth on SCHEDULE 5.14 as of the Effective Time (i) no employee of any Borrower of any Subsidiary is represented by a labor union, no labor union has been certified or recognized as a representative of any such employee, and no Borrower or Subsidiary has any obligation under any collective bargaining agreement or other agreement with any labor union or any obligation to recognize or deal with any labor union, and there are no such contracts or other agreements pertaining to or which determine the terms or conditions of employment of any employee of any Borrower or Subsidiary thereof; (ii) there are no pending or threatened representation campaigns, elections or proceedings; (iii) no Borrower has any knowledge of any strikes, slowdowns or work stoppages of any kind, or threats thereof, and no such activities occurred during the 24-month period preceding the date hereof;
(iv) no Borrower or Subsidiary has engaged in, admitted committing or been held to have committed any unfair labor practice; and (v) there are no controversies or grievances between any Borrower or Subsidiary and any of its employees or representatives thereof, except, in the case of this clause (v), for any such controversies or grievances which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth on SCHEDULE 5.14, each of the Borrowers and their Subsidiaries has at all times complied in all material respects, and are in material compliance with, all applicable laws, rules and regulations respecting employment, wages, hours, compensation, benefits, and payment and withholding of taxes in connection with employment.

                  (c) Except as set forth on SCHEDULE 5.14, the Borrowers and their Subsidiaries have at all times complied with, and are in compliance with, all applicable laws, rules and regulations respecting occupational health and safety, whether now existing or subsequently amended or enacted, including, without limitation, the Occupational Safety & Health Act of 1970, 29 U.S.C.
Section 651 et seq. and the state analogies thereto, all as amended or superseded from time to time, and any common law doctrine relating to worker health and safety.

         Section 5.15. INVESTMENT COMPANY ACT. None of the Borrowers nor any of their Subsidiaries is an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

         Section 5.16. ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE
5.16 hereto, no real property currently or previously owned or leased by the Borrowers or any of their Subsidiaries is in violation of any Environmental Laws, no Hazardous Materials are present on said real property other than Hazardous Materials used, generated, treated, stored, disposed of or otherwise introduced compliance with all applicable Environmental Laws. Except as set forth on SCHEDULE 5.16 hereto, none of the Borrowers nor any of their Subsidiaries has been identified in any litigation, administrative proceedings or investigation as a responsible party or potentially responsible party for any liability under any Environmental Laws.

         Section 5.17. REGULATION U. None of the Borrowers nor any of their Subsidiaries owns, directly or indirectly any "margin stock" (as defined in Regulation U of the Board of Governors of the

Federal Reserve System, as supplemented from time to time). The proceeds of the Loans are not being used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock".

         Section 5.18. NO GUARANTIES OR INDEMNITIES. Except as set forth on
SCHEDULE 5.07 hereto, none of the Borrowers nor any of their Subsidiaries is obligated on any Guaranty or any indemnification of any kind for the debts, liabilities or obligations of any Person, including without limitation any Affiliate, other than indemnities and hold harmless provisions entered into in favor of customers, bonding agencies and sureties in the ordinary course of business.

         Section 5.19. BANK ACCOUNTS. SCHEDULE 5.19 lists all banks and other financial institutions at which any Borrower maintains deposits and/or other accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

         Section 5.20. TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any Subsidiary and any customer or any group of customers whose purchases of goods or services individually or in the aggregate are material to the business of such Borrower or such Subsidiary, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially adversely affect the Borrowers or their Subsidiaries or prevent the Borrowers or their Subsidiaries from conducting their businesses after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which such businesses heretofore have been conducted.

                        ARTICLE 6. AFFIRMATIVE COVENANTS

         So long as any of the Loans or Letters of Credit remain outstanding or any Lender shall have any Revolving Credit Commitment under this Agreement, each of the Borrowers shall:

         Section 6.01. MAINTENANCE OF EXISTENCE. Except as permitted by section 7.03, preserve and maintain, and cause each of their Subsidiaries to preserve and maintain, its legal existence and good standing in the jurisdiction of its organization, and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign organization in each jurisdiction in which such qualification is required.

         Section 6.02. CONDUCT OF BUSINESS. Continue, and cause each of their Subsidiaries to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

         Section 6.03. MAINTENANCE OF PROPERTIES. Maintain, keep and preserve, and cause each of their Subsidiaries to maintain, keep and preserve, all of its properties, (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 6.04. MAINTENANCE OF RECORDS; FISCAL YEAR. Keep, and cause each of their Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrowers and their Subsidiaries. To enable the ready and consistent determination of compliance with the covenants set forth in Article 8 of this

Agreement, each of the Borrowers shall maintain, and shall cause each of their Subsidiaries (including each Foreign Subsidiary) to maintain, December 31st of each year as the end of such Borrower's or such Subsidiary's Fiscal Year.

         Section 6.05. MAINTENANCE OF INSURANCE. Maintain, and cause each of their Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as the Agent reasonably deems appropriate. The Agent will be named "Lender's Loss Payable" and/or "Additional Named Insured," as appropriate, on all insurance policies.

         Section 6.06. PAYMENT OF TAXES; COMPLIANCE WITH LAWS. Comply, and cause each of their Subsidiaries to comply, with (a) all applicable laws, rules, regulations and orders relating to the payment of taxes, assessments and governmental charges, such compliance to include, without limitation, paying all taxes, assessments and governmental charges imposed upon it or upon its property before the same become delinquent, except for such taxes, assessments, and governmental charges which are not material in amount and which are being contested by the Borrowers in appropriate proceedings (it being understood that, without limiting the generality of the foregoing and for avoidance of doubt, any taxes set forth on SCHEDULE 5.08 shall be deemed to be material in amount) and
(b) all applicable laws, rules, regulations and orders (including ERISA and Environmental Laws) other than those referred in clause (a) of this section 6.06, except, in the case of this clause (b), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 6.07. RIGHT OF INSPECTION. At any reasonable time and from time to time during regular business hours and upon reasonable prior notice (except that no such prior notice shall be required after the occurrence and during the continuance of a Default or Event of Default), permit the Agent or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrowers and any of their Subsidiaries, and the Borrowers hereby give to the Agent and to any of its agents or representatives the Borrowers' irrevocable permission to discuss to the extent necessary the affairs, finances and accounts of the Borrowers and any of their Subsidiaries with the Borrowers' or their Subsidiaries' respective officers and directors and the Borrowers' independent accountants.

         Section 6.08. REPORTING REQUIREMENTS. Furnish to the Agent which shall in turn furnish to each of the Lenders:

                  (a) As soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrowers, consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the end of such Fiscal Year, consolidated and consolidating statements of income and stockholders' equity of the Borrowers and their Subsidiaries for such Fiscal Year and consolidated statements of cash flows of the Borrowers and their Subsidiaries for such Fiscal Year, all in reasonable detail and all prepared in accordance with GAAP (subject to the absence of footnotes, in the case of the consolidating statements), and as to the consolidated statements, accompanied by an opinion thereon by Deloitte & Touche LLP or other independent accountants of national standing selected by the Borrowers and reasonably acceptable to Agent, which opinion shall not be qualified by reason of audit limitations imposed by the Borrowers;

                  (b) As soon as available and in any event within 45 days after the end of each Fiscal Quarter of the Borrowers (including the Fiscal Quarter ending December 31 of each Fiscal Year), consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the end of such Fiscal Quarter, consolidated and consolidating statements of income and consolidated statements of cash flows of the Borrowers and their Subsidiaries for the period commencing at the end of the previous

Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date in the previous Fiscal Year, and all prepared in accordance with GAAP and certified by the chief financial officer of CTG (subject to year-end adjustments and the absence of footnotes);

                  (c) Simultaneously with the delivery of the financial statements referred to above for each Fiscal Year and each Fiscal Quarter of the Borrowers, a certificate of the chief financial officer of CTG in substantially the form of EXHIBIT J hereto (a "COMPLIANCE CERTIFICATE") (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) with computations set forth in reasonable detail satisfactory to the Lenders which demonstrate compliance with the covenants contained in Article 8, (iii) with a schedule listing all Liens of which they have knowledge on the assets of the Borrowers and their Subsidiaries which are in addition to those in favor of the Agent and Lenders or those listed on SCHEDULE 5.16 hereto; and (iv) with a schedule listing all environmental matters of the type described in section 5.16 which are in addition to those listed on SCHEDULE 5.16 hereto if the aggregate amount of all liabilities, losses, damages, costs and expenses of such additional environmental matters, including but not limited to clean-up or remediation costs, is estimated to exceed an aggregate amount of $500,000;

                  (d) Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against any of the Borrowers or any of their Subsidiaries which, if determined adversely to the Borrowers or their Subsidiaries, could reasonably be expected to have a Material Adverse Effect;

                  (e) As soon as possible and in any event within 3 days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrowers with respect thereto;

                  (f) Promptly after the receiving thereof, copies of all reports and notices which the Borrowers or any of their Subsidiaries receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within 10 days after the Borrowers or any of their Subsidiaries know or have reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrowers or any of their Subsidiaries have instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrowers will deliver to each of the Lenders a certificate of the chief financial officer of CTG setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrowers propose to take with respect thereto;

                  (g) Within 90 days of the end of each Fiscal Year, a forecast of the balance sheet, income statement and statement of cash flows for the then current Fiscal Year of the Borrowers and their Subsidiaries in a form reasonably acceptable to the Agent and prepared by management and computed in accordance with GAAP;

                  (h) Contemporaneously with the filing, copies of all material and reports filed with the Securities and Exchange Commission; and

                  (i) Such other information respecting the condition or operations, financial or otherwise, of the Borrowers or any of their Subsidiaries as the Agent at the request of any Lender may from time to time reasonably request.

         Section 6.09. SPECIAL PERIODIC REPORTS. The Borrowers shall execute and deliver to the Agent the following documents compiled as of the last day of the Applicable Billing Period then most recently ended, and the Borrowers acknowledge that the Agent and the Lenders will rely on such documents in making loans hereunder:

                  (a) Within 17 calendar days after the end of such Applicable Billing Period (or by such other date as the Agent may specify in the event the Agent requests that such information be provided more frequently):

                        (i) a declaration or statement of: (A) Accounts
               (identifying Qualified Domestic Accounts, Qualified Domestic Unbilled Accounts and ineligible Accounts), (B) sales, (C) aging of Accounts, (D) aging of accounts payable, (E) approval or comments on the loan reconciliation provided to the Borrowers by the Agent, and (F) an accounts receivable reconciliation; all as of the last day of such Applicable Billing Period and certified by the chief financial officer of CTG and in form reasonably acceptable to the Agent and computed in accordance with such procedures and principles as may be reasonably acceptable to the Agent;

                        (ii) a Borrowing Base Certificate, together with a
               reconciliation between such Applicable Billing Period and the Fiscal Month ended on or most recently ended prior to the last day of such Applicable Billing Period; and

                        (iii) Updates in form reasonably satisfactory to the
               Agent and covering such other matters as the Agent may reasonably request, including without limitation, measurements of utilization and billed hours, all as of the end of such Applicable Billing Period.

                  (b) At the Agent's reasonable request, and within ten (10) days of any such request, certified true copies of customer's invoices, or the equivalent, for all services rendered;

                  (c) At the Agent's reasonable request, and within a reasonable time period, certified true copies of all contracts, security agreements, mortgages and other documents executed by the customers in connection with all services rendered and any other information, reports, reconciliations, Account debtor's addresses or documents the Agent may call upon the Borrowers to submit from time to time; and

                  (d) Within 5 days after receipt thereof by the Borrowers, copies of all account statements provided by any depository bank party to a Lockbox Account Agreement or Blocked Account Agreement to the extent that such bank is not then obligated to provide such statements directly to the Agent pursuant to the terms of such Lockbox Account Agreement or Blocked Account Agreement.

The failure by the Agent or the Lenders to request any or all of the foregoing or the failure of the Borrowers to perform the same shall not affect the security interest of the Agent or the Lenders in or rights to any of the Collateral. The pledge and assignment of each Account under the Security Agreement shall constitute and be a transaction separate from and independent of each other, but all such transactions shall be subject to and governed by each and every one of the terms and provisions of this Agreement. In addition to any and all representations and warranties contained in any such documents or otherwise made or deemed to be made hereunder or in connection herewith by the Borrowers with respect thereto, the delivery by the Borrowers of each of the documents set forth in section 6.09(a) and (b) shall be deemed to constitute a representation by the Borrowers that thE representation and warranty set forth in section 5.08 is true and correct as of the date that each such document iS delivered.

         Section 6.10. REPORTS ON DISPUTES AND FEDERAL CONTRACTS. The Borrowers shall notify the Agent:

                  (a) within ten days after any Borrower's acquiring knowledge of the occurrence of any material dispute or claim involving Accounts in the amount of $500,000 for any one Account or $1,000,000 in the aggregate for all Accounts; and

                  (b) immediately in writing of each Account which arises out of contracts with the United States of America or any department, agency, or instrumentality thereof.

         Section 6.11. FIELD AUDITS. The Borrowers will permit the Agent to conduct field audit examinations of, among other things, the Borrowers' and their Subsidiaries' assets, liabilities, books, records, billing and collection processes and management information systems twice each Fiscal Year; provided further that the Borrowers will permit the Agent to conduct such examinations at any time and with any reasonable frequency upon the occurrence and during the continuance of a Default or Event of Default. The Borrowers will reimburse the Agent for the expense of each field audit examination at a rate per person per day equal to the prevailing rate then charged by the Agent for performing comparable field audit examinations, plus reasonable out-of-pocket expenses. In connection with such field audits, the Borrowers will permit the Agent to make test verifications of the Accounts with the Borrowers' and their Subsidiaries' customers.

         Section 6.12. COOPERATION AND FURTHER ASSURANCE. At all times until the Loans are repaid in full, the Borrowers shall, and shall cause each of their Subsidiaries to, cooperate with the Agent and the Lenders to effectuate the intent and purposes of the Facility Documents. Without limiting the foregoing, the Borrowers agree to execute and deliver any financing statements or other instruments and do such other acts and things, as Agent may reasonably deem necessary or advisable to effectuate the intent and purposes of this Agreement, and shall cause their Subsidiaries to do likewise.

         Section 6.13. DEPOSITS INTO COLLECTION ACCOUNT. The Borrowers shall remit immediately to the Agent upon receipt, and shall hold in trust for the Agent and the Lenders until so remitted, any and all moneys received from any source for deposit into the Collection Account, including without limitation any proceeds from any equity investment or extraordinary transaction. The Borrowers shall take all actions necessary to maintain, preserve and protect the rights and interests of the Agent with respect to all cash deposits of the Borrowers and all other proceeds of Collateral and shall not, without the Agent's prior written consent, open any deposit or other bank account.

         Section 6.14. CASH MANAGEMENT SYSTEM. The Borrowers shall establish and maintain a cash management system pursuant to the terms of SCHEDULE 6.14 hereto and shall comply in all respects with SCHEDULE 6.14.

         Section 6.15. CERTAIN OBLIGATIONS RESPECTING INACTIVE SUBSIDIARIES. In the event that the Agent at any time determines in its reasonable discretion that an Inactive Subsidiary is engaged in any business or activity or owns assets having a total book value of $250,000 or more in the aggregate (other than intercompany receivables reflected on the books of such Inactive Subsidiaries as to which no cash has been or will be paid by the Borrowers or any Subsidiary to such Inactive Subsidiaries), as soon as possible but in any event no later than fifteen (15) days after receipt of written notice from the Agent as to such determination, the Borrowers shall, without in any way limiting the Borrowers' obligation to obtain the consent of the Lenders with respect to such Subsidiary's engaging in such business or activity or ownership of such assets, take or cause to be taken the actions set forth in section 7.09(b) with respect to such Subsidiary.

         Section 6.16. MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL. In the event that any Borrower acquires any fee interest in real property after the Closing Date, upon the request of the Agent, such Borrower shall execute and deliver to the Agent a Mortgage, in recordable form, sufficient to create in favor of the Agent for the ratable benefit of the Lenders a perfected First Priority Lien on such Real Property Asset, together with a title insurance policy acceptable to Lender, a favorable opinion of local counsel, an environmental report or audit, and such instruments, agreements and other documents as the Agent shall reasonably request.

         Section 6.17. MODIFICATIONS TO FOREIGN PLEDGE AGREEMENTS. Upon the request of the Required Lenders, the Borrowers shall, at their reasonable expense, execute and deliver, or caused to be executed and delivered, to the Agent such modifications to the Belgian Pledge Agreement, the Netherlands Pledge Agreement and the UK Charge Agreement and such certificates, opinions of counsel and other documents and take, or caused to be taken, such other actions as the Required Lenders may reasonably request to confirm that the Agent and the Lenders have a valid and perfected First Priority Lien in the collateral pledged pursuant to such pledge agreements as security for the payment and performance of the Obligations.

                         ARTICLE 7. NEGATIVE COVENANTS

         So long as any of the Loans or Letters of Credit shall remain outstanding or any Lender shall have any Revolving Credit Commitment under this Agreement, each of the Borrowers covenants and agrees that it shall not (unless waived in accordance with the provisions of section 12.01 hereof):

         Section 7.01. SALE OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of any Subsidiary, receivables and leasehold interests); except:

                  (a) inventory disposed of, or other assets consumed, in the ordinary course of business;

                  (b) any sale, lease, assignment or other transfer by any Borrower of its assets to any other Borrower;

                  (c) any sale or other disposition of assets no longer used or useful in the conduct of its business;

                  (d) any sale of the Florida Property to a third party which is not an Affiliate of the Borrower or any Subsidiary PROVIDED that (i) at the time of and immediately after giving effect to such sale, no Default or Event of Default exists and (ii) 100% of the Net Cash Payments from such sale are applied to prepay the Loans in accordance with section 2.05(c);

                  (e) any sale of one or more of the New York Properties to a third party which is not an Affiliate of the Borrower or any Subsidiary, PROVIDED that (i) at the time of and immediately after giving effect to any such sale, no Default or Event of Default exists and (ii) 100% of the Net Cash Payments from any such sale are applied to prepay the Loans in accordance with section 2.05(c);

                  (f) any sale by the Borrower or any Subsidiary of any capital stock or assets of any Foreign Subsidiary to a third party which is not an Affiliate of the Borrower or any Subsidiary, PROVIDED that (i) at least 50% of the total consideration received by the Borrower or such Subsidiary in connection therewith consists of cash, (ii) at the time of and immediately after giving effect to any such sale, no

Default or Event of Default exists, and (iii) 100% of the Net Cash Payments from any such sale are applied to prepay the Loans in accordance with section 2.05(c);

                  (g) any sale, factoring, assignment or other transfer by any Borrower or Subsidiary, in its ordinary course of business, of any of its Accounts (i) with respect to which more than 180 days have elapsed since the invoice/mail date with respect thereto or (ii) owing by an Account debtor that has commenced or had commenced against it any bankruptcy, reorganization, insolvency or similar proceeding under applicable law, PROVIDED that (x) the aggregate amount of all such Accounts (calculated based on the amount owed by the Account debtors under such Accounts as of the invoice/mail date with respect thereto) sold, factored, assigned or otherwise transferred by the Borrowers and their Subsidiaries pursuant to this Section 7.01(g) shall not exceed $1,000,000 cumulatively from the Effective Date and (y) 100% of the Net Cash Payments from any such sale, factoring, assignment or other transfer are applied to prepay the Loans in accordance with section 2.05(c); and

                  (h) any other sale, lease, assignment, or other transfer of assets by any Borrower or any Subsidiary, PROVIDED that (i) Borrowers are in compliance with the covenants set forth in Article 8, (ii) the aggregate value of such assets, together with all assets of the type described in clause (c) above, shall not exceed $250,000 during any fiscal year and (iii) 100% of the Net Cash Payments from such sale, lease, assignment or other transfer are utilized by the Borrowers or their Subsidiaries to replace the property disposed of within 90 days of such sale, lease, assignment or other transfer.

         The Lenders and the Agent (as the case may be), at the Borrower's reasonable expense, hereby agree to complete, execute and deliver to the Borrowers, upon reasonable prior notice to the Agent and upon provision by the Borrowers of a draft of such instrument, any release or termination of security interest required to permit the applicable Borrower conveying, selling, leasing, transferring or otherwise disposing of any part of its property pursuant to and in accordance with this section 7.01 to convey, sell, lease, transfer or otherwise dispose oF such property free and clear of any Lien under the Security Documents.

         Section 7.02. STOCK OF SUBSIDIARIES, ETC. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, or permit any Subsidiary to do so, except in connection with a transaction permitted under section 7.01(f) or section 7.03, or permit any such Subsidiary to issue any additional shares of its capital stock, except (a) directors' qualifying shares, and (b) the issuance of shares by any Subsidiary to any Borrower, PROVIDED that such Borrower shall forthwith deliver to the Agent pursuant to the applicable Security Documents the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank, and shall take such other action as the Agent shall request to create a valid and enforceable First Priority Lien on such shares pursuant to such Security Documents.

         Section 7.03. MERGERS, ETC. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any Subsidiary to do so, except that (a) any Borrower may merge into any other Borrower (so long as CTG is the surviving corporation of any merger involving CTG), (b) any Borrower may transfer assets to any other Borrower and (c) any Subsidiary may engage in any sale transaction permitted by section 7.01(f).

         Section 7.04. DIVIDENDS. Without the prior written consent of the Lenders in accordance with section 12.01, take or permit any Subsidiary to take any of the following actions: (a) declare or pay any dividends, (b) purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of the Borrowers or any Subsidiary, (c) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or (d) make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or permit any Subsidiary to purchase or otherwise acquire for value any stock of the Borrowers or another Subsidiary, except that:

                  (i) CTG may declare and deliver dividends and make distributions payable solely in common stock of CTG;

                  (ii) CTG may purchase or otherwise acquire shares of its capital stock from employees or directors in connection with the termination of their employment or affiliation with CTG, PROVIDED that the aggregate cash consideration paid by CTG to all such employees and directors for such shares does not exceed $1,000,000 during any fiscal year;

                  (iii) Any Subsidiary may declare and deliver dividends or other distributions directly to any Borrower;

                  (iv) any Foreign Subsidiary of CTG Europe may declare and deliver dividends to CTG Europe, PROVIDED that, in the case of any dividend by CTG (UK) Ltd., (i) immediately upon its receipt of any such dividend, CTG Europe shall distribute the entire amount thereof (except for any portion thereof required to pay any franchise or like fee then due and payable by CTG Europe under applicable law in order to maintain its legal existence) to a Borrower and
(ii) at the time of and after giving effect to any such dividend, the Borrowers shall be in compliance with section 7.16;

                  (v) CTG may purchase or otherwise acquire shares of its capital stock from employees as consideration for the contemporaneous issuance by CTG of shares of its capital stock to such employees in connection with the exercise of stock options held by such employees, PROVIDED that no cash payments are made by CTG or any other Borrower in connection with any such transaction;

                  (vi) CTG may repurchase all or any portion of the remaining 209,882 shares of CTG capital stock authorized to be repurchased pursuant to the CTG Stock Repurchase Plan, as in effect on the date hereof (the "PLAN SHARES"), PROVIDED that (X) at the time of and immediately after giving effect to any such repurchase, no Default or Event of Default exists and (y) the total amount of consideration paid by the Borrowers in respect of all such repurchases made from and after the Effective Date does not exceed $1,500,000 in the aggregate; and

                  (vii) CTG may pay other dividends, repurchase other shares of its capital stock and make other payments to its shareholders in respect of its capital stock, PROVIDED that (x) at the time of and immediately after giving effect to any such payment, no Default or Event of Default Exists, (x) CTG shall have demonstrated to the Agent that (A) the pro forma Availability after giving effect to each such payment equals or exceeds $8,000,000 and (B) the pro forma Total Funded Debt/EBITDA Ratio after giving effect to each such payment does not exceed 3.00 to 1.00, and (y) the aggregate amount expended by CTG in respect of all such payments from and after the Effective Date under this section 7.04(vii) shall not exceed the difference between (A) 50% of thE cumulative net income of the Borrowers (measured from January 1, 2002 in accordance with GAAP) minus (B) the aggregate amount expended to repurchase the Plan Shares pursuant to section 7.04(vi) above.

         Section 7.05. LIENS. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except (the following being called "PERMITTED LIENS"):

                  (a) Liens in favor of the Agent on behalf of the Lenders securing the Loans hereunder;

                  (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                  (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                  (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

                  (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  (f) Judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (g) Easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                  (h) Liens in existence on the Effective Date and listed on
SCHEDULE 5.06 hereto;

                  (i) Liens on fixed or capital assets, including real or personal property, acquired, constructed or improved by any Borrower, PROVIDED that (i) such Liens secure Indebtedness (including Capitalized Leases) permitted by section 7.11(i), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after sucH acquisition or the completion of such construction or improvement or were in effect at the time the Borrowers acquired the assets or stock, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and reasonable costs of collection in connection therewith, (iv) such security interests shall not apply to any other property or assets of any Borrower; and (v) the Borrowers shall be in compliance with Article 8 of this Agreement after giving effect to such transactions; or

                  (j) Liens granted by Foreign Subsidiaries on their assets, PROVIDED that (i) each such Lien shall secure Indebtedness permitted by section 7.11, (ii) no such Lien applies to any assets of any Foreign Subsidiary consisting oF capital stock or other equity interests held in any other Subsidiary and (iii) no such Lien applies to any property or assets of any Borrower or any domestic Subsidiary.

         Section 7.06. TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, take any of the following actions or permit any Subsidiary to take any of the following actions: (a) make any loan, advance or investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); PROVIDED that the Borrowers may engage in and continue the transactions with or for the benefit of

Affiliates which are described in SCHEDULE 7.06 so long as the terms of such transactions are not less favorable to the Borrowers than the terms of a commercially reasonable, arms' length transaction between non-affiliated parties.

         Section 7.07. HAZARDOUS MATERIALS. Use, generate, treat, store, dispose of or otherwise introduce, or permit any Subsidiary to use, generate, treat, store, dispose of or otherwise introduce, any Hazardous Materials into or on any real property owned or leased by any of them and will not cause, suffer, allow or permit anyone else to do so, except in compliance with all applicable Environmental Laws

         Section 7.08. ACQUISITIONS. Make or permit any Subsidiary to make any Acquisition; PROVIDED, however, that so long as no Default or Event of Default shall have occurred and be continuing and no Default or Event of Default shall be caused thereby and the Borrowers have given the Agent not less than 10 Banking Days' prior written notice of such proposed Acquisition, the Borrowers may:

                  (a) Make Permitted Acquisitions, PROVIDED that the aggregate purchase price paid by the Borrowers for all such Acquisitions under this section 7.08(a) shall not exceed $3,000,000 cumulatively from the Effective Date; and

                  (b) Make additional Permitted Acquisitions, PROVIDED that (i) the business or assets so acquired are owned by an entity organized under the laws of a jurisdiction within the United States and are located in the United States, (ii) in the case of a Permitted Acquisition structured as a stock purchase, the issuer of the stock to be purchased is organized under the laws of a jurisdiction within the United States, (iii) the Borrowers shall have demonstrated to the Agent that pro forma Availability after giving effect to such Acquisition would equal or exceed $8,000,000, (iv) the Borrowers shall have demonstrated to the Agent that the proforma Total Funded Debt/EBITDA Ratio after giving effect to such Acquisition would not exceed 3.00 to 1.00, and (v) the aggregate purchase price paid by the Borrowers for all such Acquisitions under this section 7.08(b) shall not exceed $7,000,000 cumulatively from the Effective Date.

         Section 7.09. SUBSIDIARIES. Create, or permit any Subsidiary to create, any Subsidiary after the date hereof unless the Borrowers shall (a) have obtained the Agent's prior written consent, which consent shall not be unreasonably withheld (provided that no such consent shall be required under this section 7.09(a) to the extent thaT such Subsidiary is created solely to effect an Acquisition permitted by section 7.08), and (b) as soon as possible but in any case not later than fifteen (15) days subsequent to the creation of such Subsidiary (i) cause such Subsidiary (other than a Foreign Subsidiary) to
(x) execute and deliver to the Agent a counterpart to this Agreement (and thereby to become a party to this Agreement, as a "Borrower" hereunder), a counterpart to the Security Agreement, a counterpart to the Pledge Agreement and such other documentation in such form as the Lenders may reasonably require, (y) take such other action as shall be necessary to create and perfect valid and enforceable First Priority Liens in favor of the Agent on all or substantially all of the assets of such Subsidiary consistent with the provisions of the applicable Security Documents and (z) deliver proof of corporate action, incumbency of officers and other documents and opinions as is consistent with those delivered by each Borrower pursuant to section 4.01 as of the Effective Date and (ii) execute and deliver to the Agent such amendments to the Pledge Agreement or such new pledge agreements and take such other actions (including delivering the certificates representing such shares of stock to the Agent) as shall be necessary to create and perfect valid and enforceable First Priority Liens in favor of the Agent on all of the issued and outstanding stock of such Subsidiary.

         Section 7.10. CERTAIN INVESTMENTS. Make or permit to remain outstanding, or permit any Subsidiary to make or permit to remain outstanding, any loans, advances, capital contributions or investments of any kind in or make any distributions of cash or other assets of any kind to any other

Person, except that (a) any Borrowers may make loans to or investments in any other Borrower, (b) any Borrower may make loans to a Foreign Subsidiary to the extent (but only to the extent) permitted by section 7.11(e), (c) any Foreign Subsidiary may make loans to any Borrower to the extent (but only to the extent) permitted by section 7.11(f), (d) the Borrowers and their Subsidiaries may continue to own their existing equity investments in their respective Subsidiaries, to the extent (but only to the extent) such investments are outstanding as of the date of this Agreement and (e) the Borrowers and the Subsidiaries may make other investments, PROVIDED that the aggregate amount expended by the Borrowers and their Subsidiaries for all such investments under this section 7.10(e) cumulatively from the Effective Date less thE aggregate amount of any cash proceeds received by the Borrowers and the Subsidiaries from and after the Effective Date from the liquidation of any such investments made under this section 7.10(e) shall not exceed $1,500,000.

         Section 7.11. INDEBTEDNESS. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrowers under this Agreement or the Notes;

                  (b) Subordinated Indebtedness;

                  (c) Trade debt incurred in the ordinary course of business;

                  (d) Indebtedness existing on the date hereof which is set forth on SCHEDULE 7.11 annexed hereto and has been designated on such schedule as Indebtedness that will remain outstanding following the funding of the initial Loans;

                  (e) Indebtedness of the Foreign Subsidiaries to the Borrowers, PROVIDED that the aggregate principal amount of all Indebtedness of the Foreign Subsidiaries to the Borrowers does not exceed $2,500,000 in the aggregate at any one time outstanding;

                  (f) Indebtedness of the Borrowers to the Foreign Subsidiaries, PROVIDED that (i) such Indebtedness shall be unsecured, (ii) subject to the terms of section 7.17 and the Affiliate Subordination Agreement, no such IndebtednesS shall remain outstanding for more than 45 days after the date on which it is incurred, (iii) no such Indebtedness shall accrue interest at a rate exceeding the then prevailing market rate for loans made in arms' length transactions between non-affiliated parties and (iv) such Indebtedness shall be subordinated to the Obligations pursuant to the Affiliate Subordination Agreement;

                  (g) Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary, provided that the aggregate principal amount of such Indebtedness does not exceed $2,500,000 in the aggregate at any one time outstanding;

                  (h) Indebtedness in respect of Interest Rate Protection Obligations or Foreign Exchange Obligations entered into in the ordinary course of business to hedge or mitigate risks to which any Borrower is exposed in the conduct of its business or the management of its liabilities; and

                  (i) other Indebtedness of the Borrowers and their Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) to a third party which is not an Affiliate of any Borrower or Subsidiary and consisting of unsecured Indebtedness, Capitalized Leases and/or other Indebtedness secured by Liens permitted under section 7.05, in an aggregate principal amount at any time outstanding not in excess of $5,000,000 at any one time outstanding, PROVIDED that the

Borrowers shall be in compliance with Article 8 of this Agreement after giving effect to such each such transaction.

         Section 7.12. GUARANTEES, ETC. Except as set forth in section 5.18 or otherwise expressly permitted by section 7.06 assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except (a) guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (b) guarantees by any Subsidiary of Indebtedness of the Borrowers permitted hereunder.

         Section 7.13. SUBORDINATED INDEBTEDNESS. Purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make, or permit any Subsidiary to do any of the foregoing in respect of any voluntary payment or prepayment of the principal of or interest on, or other amount owing in respect of, any Subordinated Indebtedness.

         Section 7.14. RESTRICTIVE AGREEMENTS. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Agent or the Lenders, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrowers or the ability of any Guarantor to Guarantee Indebtedness of the Borrowers; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on SCHEDULE 7.14 hereto (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted to be incurred by the Borrowers or their Subsidiaries under the terms of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness.

         Section 7.15. SPECIAL RESTRICTIONS ON FOREIGN SUBSIDIARIES AND INACTIVE SUBSIDIARIES. Notwithstanding anything herein to the contrary, take any of the following actions or permit any Subsidiary to take any of the following actions:
(a) make any loan, advance, capital contribution or investment in a Foreign Subsidiary or an Inactive Subsidiary; (b) transfer, sell, lease, assign or otherwise dispose of any property to a Foreign Subsidiary or an Inactive Subsidiary; (c) merge into or consolidate with a Foreign Subsidiary or an Inactive Subsidiary, or purchase or acquire property from a Foreign Subsidiary or an Inactive Subsidiary; (d) enter into any other transaction directly or indirectly with or for the benefit of a Foreign Subsidiary or an Inactive Subsidiary; or (e) permit any Inactive Subsidiary to engage in any business or activity of any kind or own assets having a total book value in excess of $250,000 in the aggregate (other than intercompany receivables reflected on the books of such Inactive Subsidiaries as to which no cash has been or will be paid by the Borrowers or any Subsidiary to such Inactive Subsidiaries); PROVIDED that
(i) the Borrowers may make loans to Foreign Subsidiaries to the extent (but only to the extent) permitted by section 7.11(e), (ii) the Foreign Subsidiaries may make loans tO the Borrowers to the extent (but only to the extent) permitted by section 7.11(f) and (iii) the Borrowers and theiR Subsidiaries may make the other investments permitted by section 7.10(e).

         Section 7.16. CTG EUROPE. Notwithstanding anything herein to the contrary, permit CTG Europe to (a) engage in any business or activity other than holding title to all of the capital stock or other equity interests of its existing Subsidiaries as of the date hereof as set forth on SCHEDULE 5.10, (b) hold any assets except for the capital stock or other equity interests of its existing Subsidiaries as of the date hereof as set forth on SCHEDULE 5.10, or
(c) incur or permit to exist any Indebtedness or other liabilities (other than under the Facility Documents), assume or Guarantee any Indebtedness of any other Person or create, incur, assume or permit to exist any Liens on any or all of its assets (other than any Liens created under the Facility Documents).

         Section 7.17. PAYMENTS ON FOREIGN SUBSIDIARY LOANS. Make or permit any Subsidiary to make any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including economic or legal defeasance), sinking fund or similar payment with respect to any Indebtedness of a Borrower to a Foreign Subsidiary permitted under section 7.11(f), PROVIDED that so long as no Default or Event oF Default shall have occurred and be continuing and no Default or Event of Default shall be caused thereby, any Borrower may repay the principal amount of any such Indebtedness in accordance with section 7.11(f), together with interest thereon at a per annum rate not exceeding the rate permitted by section 7.11(f).

                         ARTICLE 8. FINANCIAL COVENANTS

         So long as any of the Loans or Letters of Credit shall remain outstanding or any Lender shall have any Revolving Credit Commitment under this
Agreement:

         Section 8.01. TOTAL FUNDED DEBT/ EBITDA RATIO. The Borrowers shall not permit the Total Funded Debt/EBITDA Ratio for any period of four consecutive Fiscal Quarters, commencing with the period of four Fiscal Quarters ending December 31, 2001, to exceed 3.50 to 1.00.

                          ARTICLE 9. EVENTS OF DEFAULT

         Section 9.01. EVENTS OF DEFAULT. Any of the following events shall be an "Event of Default":

                  (a) The Borrowers shall fail to pay any principal of or interest on the Loans or any Reimbursement Obligation or any fee or other amount due hereunder when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise;

                  (b) Any representation or warranty made or deemed made by the Borrowers or any of their Subsidiaries in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                  (c) The Borrowers or any of their Subsidiaries shall fail to perform or observe (i) any of the covenants set forth in sections 6.01, 6.06, 6.07, 6.11, 6.13, 6.14 or 6.16 or in Articles 7 or 8, (ii) any of the covenants set foRTH in sections 6.08, 6.09 or 6.10 and, in the case of this clause (ii), such failure shall continue for three (3) consecutive days after such failure first occurred, or (iii) any term, covenant or agreement contained in this Agreement (other than those referred to elsewhere in this section 9.01) or fail to perform or observe any term, covenant or agreement on its part to be performed or observed in any other Facility Document, and, in the case of this clause (iii), such failure shall continue for 30 consecutive days after notice of such failure shall have been made to the Borrowers by the Agent at the request of the Required Lenders;

                  (d) Any Borrower or any Subsidiary shall: (i) fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness of the Borrowers or such Subsidiary when due (whether by scheduled maturity, required prepayment, demand or otherwise); or
(ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Material Indebtedness, when required to be performed or observed, if the effect of such failure to pay, perform or observe is to accelerate the maturity of such Material Indebtedness (or, after the giving of applicable notice or passage of time, or both, to permit the acceleration of the maturity of such Material Indebtedness), or any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                  (e) Any Borrower or any Subsidiary: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 60 days or more; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 45 days or more;

                  (f) One or more judgments, decrees or orders for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against any Borrower or any Subsidiary and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 45 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

                  (g) Any of the following events shall occur or exist with respect to any Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; or (ii) any Reportable Event shall occur with respect to any Plan; or (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; or (iv) any event or circumstance exists which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under
Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or may exceed $500,000;

                  (h) Any Change of Control shall occur;

                  (i) The Security Documents shall at any time or for any reason cease: (i) to create a valid and perfected security interest or lien in and to the property purported to be subject to the same; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto or any party thereto shall deny it has any further liability or obligations to the secured parties thereunder;

                  (j) Any Facility Document shall at any time or for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Borrower or any Subsidiary, or any Borrower or any Subsidiary shall deny it has any further liability or obligations thereunder; or

                  (k) The Agent shall have reasonably determined that an event or condition has occurred which has had, or which could be expected to have, a Material Adverse Effect.

         Section 9.02. REMEDIES. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Lenders, by a written notice to the Borrowers: (a) declare the Revolving Credit Commitments to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Loans, all interest thereon and all other amounts payable under this Agreement and the Loans to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that, in the case of an Event of Default referred to in section 9.01(e) above, thE Revolving Credit Commitments shall be immediately terminated, and the Loans, all interest thereon and all other amounts payable under this Agreement and the Notes shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers. Further, upon the occurrence and during the continuance of an Event of Default, the Agent, acting on behalf of and at the direction of the Required Lenders (and subject to the provisions of section 11.17), may theN exercise any and all rights and remedies available under the Facility Documents or at law or in equity.

         ARTICLE 10. RELEASE OF GUARANTY AND CERTAIN SECURITY DOCUMENTS

         Section 10.01. RELEASE OF THE GUARANTEE OF CTG (UK) LTD. The Agent and the Lenders hereby release CTG (UK) Ltd. from its obligations as a guarantor under Article 10 of the Existing Credit Agreement.

         Section 10.02. RELEASE OF CERTAIN SECURITY.

                  (a) The Agent and the Lenders agree that, upon the request of the Borrowers and provided that no Default or Event of Default shall have occurred and be continuing, the Agent shall (and the Lenders hereby authorize the Agent to) (i) release the security interests held by the Agent and the Lenders under the UK Security Agreement and (ii) release the security interests held by the Agent and the Lenders under the UK Charge Agreement, the Belgian Pledge Agreement and the Netherlands Pledge Agreements, so long as, in the case of this clause (ii), any release of the security interest under any such pledge agreement is required to permit and is requested in connection with the sale by the Borrowers or the Subsidiaries of 100% of the outstanding capital stock of the Foreign Subsidiary whose stock has been pledged pursuant to such pledge agreement and such sale is permitted by section 7.01(f).

                  (b) The Agent and the Lenders agree that, upon the request of the Borrowers and subject to the satisfaction of the conditions set forth in sections 7.01 (d) and (e), as applicable, the Agent shall (and the Lenders herEBY authorize the Agent to) terminate the Liens held by the Agent and the Lenders in the Florida Property and the New York Properties.

                  (c) The Agent and the Lenders (as the case may be), at the Borrowers' reasonable expense, hereby agree to complete, execute and deliver to the Borrowers, upon reasonable prior notice to the Agent and upon provision by the Borrowers of a draft of such instrument, any release or termination of security interest required to give effect to any termination of a security interest permitted by paragraphs (a) and (b) of this section 10.02.

          ARTICLE 11. THE AGENT; RELATIONS AMONG LENDERS AND BORROWER

         Section 11.01. APPOINTMENT, POWERS AND IMMUNITIES OF AGENT. Each Lender hereby irrevocably (but subject to removal by the Required Lenders pursuant to section 11.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any officer or official of the Borrowers or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans, or for any failure by the Borrowers to perform any of their obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         Section 11.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Lender as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Lender shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Loan.

         Section 11.03. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Lenders) unless the Agent has received notice from a Lender or the Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to section

11.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

         Section 11.04. RIGHTS OF AGENT AS A LENDER. With respect to any Revolving Credit Commitment and the Loans made by it, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lenders" shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender. The Agent and its Affiliates may (without having to account therefore to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrowers (and any of their Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Agent and its Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrowers, their Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Lenders.

         Section 11.05. INDEMNIFICATION OF AGENT. The Lenders agree to indemnify the Agent (to the extent not reimbursed under section 12.03 or under the applicable provisions of any other Facility Document, but without limitinG the obligations of the Borrower under section 12.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Lenders (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Revolving Credit Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrowers are obligated to pay under section 12.03 or under the applicable provisions of any otheR Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

         Section 11.06. DOCUMENTS. The Agent will forward to each Lender, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Lender.

         Section 11.07. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and their Subsidiaries and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other


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Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers or any of their Subsidiaries which may come into the possession of the Agent or any of its Affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

         Section 11.08. FAILURE OF AGENT TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under section 11.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 11.09. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, and the Agent may be removed at any time with or without cause by the Required Lenders; provided that the Borrowers and the other Lenders shall be promptly notified thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has an office in the United States. The Required Lenders or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         Section 11.10. AMENDMENTS CONCERNING AGENCY FUNCTION. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

         Section 11.11. LIABILITY OF AGENT. The Agent shall not have any liabilities or responsibilities to the Borrowers on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of the Borrowers to perform their obligations hereunder or under any other Facility Document. The Agent shall have no liability to the Borrowers or to any Lender by reason of any error in the computation of the Borrowing Base.

         Section 11.12. TRANSFER OF AGENCY FUNCTION. Without the consent of the Borrowers or any Lender, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrowers and the Lenders thereof.

         Section 11.13. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or the Borrowers (any such party as appropriate being the "Payor") prior to the date on which


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such Lender is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrowers are to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and if such recipients are the Borrowers and the Payor Lender fails to pay the amount thereof to the Agent upon demand, the Borrowers) shall, on demand, repay to the Agent the amount made available to the Borrowers together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period; provided further that as used in this section 11.13, "Required Payment" does not include any amounts due from a Lender to the Agent which are to be settled on the next Settlement Date pursuant to section 2.15, but "Required Payment" shall include as of each Settlement Date any amountS due from a Lender to the Agent as part of the Settlement Amount to be paid on such Settlement Date pursuant to section 2.15.

         Section 11.14. WITHHOLDING TAXES. Each Lender represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrowers is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Lender will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Lender in respect of any Loan or such Lender's Revolving Credit Commitment until such Lender shall have furnished to the Agent the requested form, certification, statement or document.

         Section 11.15. SEVERAL OBLIGATIONS AND RIGHTS OF LENDERS. The failure of any Lender to make any Loan to be made by it on the date specified therefore shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         Section 11.16. PRO RATA TREATMENT OF LOANS, ETC.

                  (a) Each Lender shall at all times maintain a uniform, and not a varying, undivided percentage of all rights and obligations under and in respect of the Revolving Credit Commitments, Revolving Credit Loans and Term Loans. The Revolving Credit Commitment Percentage of each Lender and the Term Loan Percentage of such Lender shall be equivalent at all times.

                  (b) Except to the extent otherwise provided, (i) each borrowing under section 2.02 shall be made from the Lenders and each payment of commitment fees accruing under section 2.16 shall be made for the account of the Lenders, pro rata according to the relative amounts of the Revolving Credit Commitments of each Lender, (ii) each prepayment and payment of principal of or interest on Revolving


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Credit Loans shall be made for the account of the Lenders, pro rata according to each Lender's proportionate share of the principal amount of all Revolving
Credit Loans then outstanding, and (iii) each prepayment and payment of principal of or interest on the Term Loans shall be made for the account of the Lenders, pro rata according to each Lender's Term Loan Percentage.

                  (c) In the event that, following the occurrence or during the continuance of an Event of Default, the Agent receives any funds in connection with the enforcement of any of the Security Documents or otherwise with respect to the realization upon any of the Collateral, or in the event that, at any time (whether or not an Event of Default has occurred and is continuing), insufficient funds are received by and available to the Agent at such time to pay fully all amounts of principal, Reimbursement Obligations, interest, fees and other amounts then due hereunder under any circumstances, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, to pay principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties and (iii) third, to Interest Rate Protection Obligations and Foreign Exchange Obligations owing by the Borrowers to the Lenders, in each case regardless of whether such funds are the proceeds of Collateral that is security for less than all of the Loans.

         Section 11.17. SHARING OF PAYMENTS AMONG LENDERS. If a Lender shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including any receipt of proceeds from the Collection Account), it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.

         Section 11.18. ENFORCEMENT OF FACILITY DOCUMENTS. After the Agent has received written notice from any Lender that an Event of Default has occurred and is continuing, the Agent shall, subject to the other provisions of this
Article 11 and to the terms of the Facility Documents (and subject to the rights, if any, of other persons holding liens on, security interests in or claims to the Collateral which are prior to those of the Security Agreement), take such steps toward collection or enforcement of any Facility Document and the Collateral (or any portion thereof), including without limitation an action to enforce the Security Agreements, as may be instructed in writing by the Required Lenders, provided, however, that in no event shall the Agent be required, and in all cases it shall be fully justified in failing or refusing, to take any action under or pursuant to this Agreement (including without limitation this section 11.18) which, in the reasonable opinion of the Agent, would be contrary to law or to the terms of this Agreement or any Facility Document or would subject it or its officers, employees or directors to liability, unless and until the Agent shall be indemnified or tendered security to its satisfaction by the Lenders, ratably as provided in section 11.05 hereof, against any and all loss, cost, expense or liability in connection therewith, anything herein or elsewhere contained to the contrary notwithstanding. Except as expressly provided in this section 11.18, the Agent shall not be required to take steps toward the collection of any amounts becoming


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

payable upon any Collateral, or to take any action towards enforcing any Facility Document or to institute, appear in or defend any action, suit or other proceeding in connection therewith. The foregoing provisions of this paragraph shall not be construed to limit the power of the Agent to take any action permitted under any Facility Document to be taken by the Agent, and the Agent may, in accordance with this agreement, take any aforesaid action without the receipt of indemnity or security or any request therefore and the taking of any such action shall not be construed as a waiver of any provision of this Agreement. Each Lender agrees with the other Lenders and the Agent that (i) such Lender will not take any action whatsoever to enforce any term or provision of any Facility Document or otherwise to realize the benefits of the Collateral, except through the Agent in accordance with this Agreement, and (ii) if the Required Lenders shall instruct the Agent pursuant to this section 11.18 to commence action to enforce any Facility Document, such Lender (a) shall not thereafter commencE any proceeding of its own seeking payment of the Loans and/or any other Obligation held by such Lender so long as such enforcement action is ongoing, and (b) if such a proceeding shall be pending at the time such instructions are given to the Agent, shall promptly (but in no event later than the commencement of such enforcement action) cause such proceeding to be discontinued, provided that if such Lender shall fail to discontinue such proceeding, the Agent is hereby authorized and directed by such Lender and the other Lenders to commence and maintain such foreclosure action on behalf of such other Lenders (excluding such Lender) and any distribution of amounts required by this Agreement or the Facility Documents shall be made only to such other Lenders and/or the Agent as provided therein and, notwithstanding anything herein or in the Security Agreement to the contrary, such Lender shall not be entitled to share therein.

         Section 11.19. BORROWING BASE STATEMENTS, ETC. The Agent shall provide to the Lenders and the Borrowers, promptly following the Agent's receipt of the Borrowers' reports required under section 6.09(b), a copy of the computations of the Borrowing Base made by the Agent on the basis of such reports in substantially the same format which has been furnished to the Lenders as of the date of this Agreement; provided, however, that the Agent shall not be liable to the Lenders for the accuracy of any information contained in such statements. The Agent shall provide to the Lenders each Borrowing Base Certificate promptly after receipt thereof from the Borrowers.

                           ARTICLE 12. MISCELLANEOUS

         Section 12.01. AMENDMENTS AND WAIVERS. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or any of the other Facility Documents may be amended or modified only by an instrument in writing signed by the Borrowers, the Agent and the Required Lenders, or by the Borrowers and the Agent acting with the consent of the Required Lenders and any provision of this Agreement or the other Facility Documents for the benefit of the Required Lenders or the Agent may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders; provided that no amendment, modification or waiver shall

                  (a) increase the Revolving Credit Commitment of any Lender without the written consent of such Lender and the Agent;

                  (b) reduce the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon (other than the decision not to charge, or to cease to charge, interest at the Default Rate), or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby;

                  (c) postpone the scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation other than mandatory prepayments of the Loans required under section 2.05, or any interest thereon, or any fees payable hereunder, or reduce the amount of any such payment, change the


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



maturity date of any Loan, or postpone the scheduled date of expiration of any Revolving Credit Commitment, or extend the ultimate expiration date of any Letter of Credit beyond the Revolving Credit Termination Date, without the written consent of each Lender directly affected thereby;

                  (d) change any of the provisions of this section 12.01 or the definition of "Required Lenders", or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Facility Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender;

                  (e) release any material Guarantor from its obligations in respect of its Loan Guaranty or release all or substantially all of the Collateral (or terminate all or substantially all of the Liens in favor of the Agent on the Collateral), except as expressly permitted in this Agreement, without the written consent of each Lender; or

                  (f) modify the Borrowing Base to increase the advance rate percentages applicable to any category of Collateral included therein, to decrease the Availability Block Amount, to add new categories of eligible Collateral or to make less restrictive the eligibility criteria applicable to any category of Collateral (other than the adjustment or elimination of reserves in the Agent's reasonable discretion), without the written consent of each Lender and the Agent;

PROVIDED, FURTHER, that any amendment of Article 11 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure by any party (Agent, any Lender or the Borrowers) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 12.02. USURY. Anything herein to the contrary notwithstanding, the obligations of the Borrowers under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Lender limiting rates of interest which may be charged or collected by such Lender.

         Section 12.03. EXPENSES; INDEMNIFICATION. The Borrowers jointly and severally agree to pay, or to reimburse the Agent or the Lenders, as applicable, for paying: (a) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel to the Agent, in connection with the preparation and administration of this Agreement and the other Facility Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (b) all reasonable out-of-pocket expenses incurred by the Agent in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) all reasonable out-of-pocket expenses incurred by the Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Agent or any Lender, in connection with the investigation, enforcement or protection of its rights in connection with this Agreement and the other Facility Documents, including its rights under this section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder following a Default or Event of Default, including in connection with any workout, restructuring or negotiations in respect thereof; (d) all reasonable out-of-pocket costs, expenses and advances incurred by the Agent in the protection of its security interests (including but not limited to reasonable fees and out-of-pocket expenses incurred in perfection of, or checking the status of such security interests and examinations to determine the value of Accounts), (e) all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to this Agreement and the other Facility Documents, all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording, perfection or termination of any security interest contemplated hereby or by any other Facility Document or any other document referred to therein; and (f) the amount of any and all reasonable out-of-pocket expenses which Agent may incur in connection with the collection of any item received by Agent in connection with any Collateral, together with interest on any of the above from the date of such expenditure to the date of repayment in full to Agent at the rate of interest payable on the Notes. The Borrowers jointly and severally agree to indemnify the Agent and each Lender and their respective directors, officers, employees and agents (each, an "Indemnified Party") from, and hold each of them harmless against, any and all demands, losses, liabilities, claims, suits, actions, legal or administrative proceedings, damages, costs or expenses (including the reasonable fees and disbursements of counsel) asserted against, imposed on or incurred by any of them arising out of or by reason of (i) any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrowers or any Subsidiary of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of any Indemnified Party) or (ii) the application of any Environmental Law to acts or omissions occurring at any time on or in connection with any real estate owned or leased by the Borrowers or any Subsidiary or any business conducted thereon. At its option, Agent may charge such costs, expenses and amounts as a Revolving Credit Loan pursuant to this Agreement.

     Section 12.04. SURVIVAL. The obligations of the Borrowers underss.12.03 shall survive the repayment of the Loans and the termination of the Revolving Credit Commitments.

     Section 12.05. ASSIGNMENT; PARTICIPATIONS.

            (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or an undivided portion of all of its Revolving Credit Commitment, Revolving Credit Loans and Term Loans and all Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, undivided percentage of all rights and obligations under and in respect of the Revolving Credit Commitments, Revolving Credit Loans and Term Loans; (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000; (iii) each such assignment shall be to an Eligible Assignee; (iv) no such assignments shall be permitted without the consent of the Agent and the Borrowers (not to be unreasonably withheld) except that if a Default or Event of Default shall have occurred and be continuing, the consent of the Borrowers shall not be required; and (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of their Subsidiaries or the performance or observance by the Borrowers or their Subsidiaries of any of their obligations under any Facility Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in sections 5.05 and 6.08(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) The Agent shall maintain at its address referred to in section
12.06 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment and principal amount of the Loans owing to each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT I hereto, (i) accept such Assignment and Acceptance; (ii) record the information contained therein in the Register; and (iii) give prompt notice thereof to the Borrowers. In the case of any assignment by a Lender, within five Banking Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes, new Notes to the order of such Eligible Assignee in amounts equal to the Revolving Credit Commitment and Term Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment or any Term Loans hereunder, new Notes to the order of the assigning Lender in amounts equal to the Revolving Credit Commitment and Term Loans retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the forms of EXHIBITS A-1 and A-2 hereto, respectively.

            (f) Each Lender may sell participations to one or more Persons (other than the Borrowers or any of their Affiliates) in or to all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitments, Revolving Credit Loans or Term Loans and any Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment) shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement; (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Facility Document, or any consent to any departure by the Borrowers or any of their Subsidiaries therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral; and (vi) the identity of the participant shall have been approved by the Agent in writing to such Lender.

            (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this ss. 12.05, disclose to the assignee or participant or proposed assignee oR participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information received by it from such Lender.

            (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         Section 12.06. NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing and, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature page hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         Section 12.07. TABLE OF CONTENTS; HEADINGS. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         Section 12.08. SEVERABILITY. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         Section 12.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         Section 12.10. GOVERNING LAW. Pursuant to Section 5-1401 of the New York General Obligations Law, the whole of this Agreement and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with, the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

         Section 12.11. INCORPORATION BY REFERENCE; CONFLICTS. The rights and remedies of Agent and the Lenders under the other Facility Documents are incorporated herein by reference and the rights and remedies of the Agent and the Lenders under this Agreement and all of the terms of this Agreement, are likewise incorporated in the other Facility Documents by reference. In the case of any conflict between the terms of this Agreement and the terms of any other Facility Document, the terms of this Agreement shall govern.

         Section 12.12. JURISDICTION, VENUE AND SERVICE. For purposes of this Agreement, each of the Borrowers hereby irrevocably consents and submits to the nonexclusive jurisdiction and venue of all federal and state courts located in the County of Erie, State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, PROVIDED a reasonable time for appearance is allowed, in connection with any action or proceeding arising out of, under or relating to this Agreement or the Facility Documents. Each of the Borrowers hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, under or relating to this Agreement or any Facility Document brought in any federal or state court located in the County of Erie, State of New York, and hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 12.13. RIGHT OF SETOFF. Subject to the provisions respecting the sharing of payments among Lenders under ss. 11.17 hereof, the Borrowers hereby grant to the Agent and Lenders, a continuing lien, security interesT and right of setoff as security for the Obligations, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Agent or the Lenders. Upon the occurrence and at any time during the continuance of a Default or Event of Default, without demand or notice (any such notice being expressly waived by the Borrowers), the Agent and each Lender may set off the same or any part thereof and apply the same to any of the Obligations held by the Agent or such Lender, as applicable, even though unmatured and regardless of the adequacy of any other collateral security for any such Obligations. The rights of the Agent and each Lender under this ss.
12.13 are in addition tO any other rights and remedies (including other rights of setoff) that the Agent or any such Lender may have hereunder, under any of the other Facility Documents or otherwise. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS,

CREDITS OR OTHER PROPERTY OF THE BORROWERS ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         Section 12.14. INTEGRATION. This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement.

         Section 12.15. WAIVER OF JURY TRIAL.

         EACH OF THE AGENT, THE LENDERS, AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY FACILITY DOCUMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY AND AGREES THAT IT WILL NOT SEEK AND CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE BORROWERS CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR EACH OF THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY OF THE LENDERS, WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ACCEPT THIS AGREEMENT. IN ADDITION, EACH OF THE AGENT, THE LENDERS, AND THE BORROWERS WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF LACHES AND, IN ANY LEGAL PROCEEDING COMMENCED AGAINST IT OR THEM, ANY SET-OFF OR NON-MANDATORY COUNTER CLAIM OF ANY NATURE OR DESCRIPTION. EACH OF THE AGENT, THE LENDERS, AND THE BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVERS ARE FREELY MADE.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        BORROWERS:

                                        COMPUTER TASK GROUP, INCORPORATED


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        Address for Notices:

                                        Attn:  Chief Financial Officer
                                        Facsimile #:



                                        CTG SERVICES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        Address for Notices:

                                        Attn:  Chief Financial Officer
                                        Facsimile #:



                                        COMPUTER TASK GROUP INTERNATIONAL , INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        Address for Notices:

                                        Attn:  Chief Financial Officer
                                        Facsimile #:

                                        CTG HEALTHCARE SOLUTIONS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        Address for Notices:

                                        Attn:  Chief Financial Officer
                                        Facsimile #:



                                        CTG HEALTHCARE SOLUTIONS (KANSAS), INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        Address for Notices:

                                        Attn:  Chief Financial Officer
                                        Facsimile #:

                                        AGENT:

                                        JPMORGAN CHASE BANK, AS ADMINISTRATIVE,
                                        DOCUMENTATION, COLLATERAL AND
                                        SYNDICATION AGENT


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        Address for Notices:

                                        Attn:  Computer Task Group, Inc. Account
                                               Representative
                                               Telecopier #

                                        LENDERS:

                                        JPMORGAN CHASE BANK


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        Address for Notices:

                                        Attn:  Computer Task Group, Inc.
                                               Account Representative

                                        Telecopier #

                                        KEY BANK NATIONAL
                                        ASSOCIATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        Address for Notices:

                                        Attn:
                                        Telecopier #

                                        HSBC BANK USA


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address for Notices:

                                        Attn:
                                        Telecopier #

                                        MANUFACTURERS AND TRADERS TRUST COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address for Notices:

                                        Attn:
                                        Telecopier #

                             EXHIBITS AND SCHEDULES


EXHIBIT A-1             -        FORM OF REVOLVING CREDIT NOTE
EXHIBIT A-2             -        FORM OF TERM NOTE
EXHIBIT B               -        FORM OF AUTHORIZATION LETTER
EXHIBIT C               -        FORM OF BORROWING BASE CERTIFICATE
EXHIBIT D               -        FORM OF SECURITY AGREEMENT (TOGETHER WITH
                                 PERFECTION CERTIFICATE)
EXHIBIT E               -        FORM OF STOCK PLEDGE AGREEMENT
EXHIBIT F               -        FORM OF SOLVENCY CERTIFICATE
EXHIBIT G               -        FORM OF HAZARDOUS MATERIALS INDEMNITY AGREEMENT
EXHIBIT H               -        FORM OF OPINION OF COUNSEL TO CREDIT PARTIES
EXHIBIT I               -        FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT J               -        FORM OF COMPLIANCE CERTIFICATE
EXHIBIT K               -        FORM OF AFFILIATE SUBORDINATION AGREEMENT

SCHEDULE 1.05           -        DESIGNATED FINANCIAL OFFICERS
SCHEDULE 2.01(a)        -        LENDERS AND COMMITMENTS
SCHEDULE 2.01(c)        -        OUTSTANDING LETTERS OF CREDIT
SCHEDULE 5.04           -        LITIGATION
SCHEDULE 5.05           -        FINANCIAL CONDITION; NO MATERIAL ADVERSE
                                 CHANGES
SCHEDULE 5.06           -        OUTSTANDING LIENS
SCHEDULE 5.07           -        OUTSTANDING INDEBTEDNESS
SCHEDULE 5.08           -        TAXES
SCHEDULE 5.09           -        PENSION PLANS
SCHEDULE 5.10           -        SUBSIDIARIES AND AFFILIATES; CAPITALIZATION
SCHEDULE 5.11           -        PROPERTIES; PROPRIETARY AND REGISTERED RIGHTS
SCHEDULE 5.13           -        MATERIAL CONTRACTS
SCHEDULE 5.14           -        LABOR AND EMPLOYMENT MATTERS
SCHEDULE 5.16           -        ENVIRONMENTAL MATTERS
SCHEDULE 5.19           -        BANK ACCOUNTS
SCHEDULE 6.14           -        CASH MANAGEMENT SYSTEM
SCHEDULE 7.06           -        TRANSACTIONS WITH AFFILIATES
SCHEDULE 7.11           -        CERTAIN INDEBTEDNESS PERMITTED TO REMAIN
                                 OUTSTANDING
SCHEDULE 7.14           -        RESTRICTIVE AGREEMENTS

                                SCHEDULE 2.01(a)

                                       TO

                        COMPUTER TASK GROUP, INCORPORATED

                                CREDIT AGREEMENT

                         LIST OF LENDERS AND COMMITMENTS


-------------------------------------------------------------------------------------------------------------------
                                        REVOLVING CREDIT          REVOLVING CREDIT
                                        COMMITMENT AMOUNT             COMMITMENT       TERM LOAN     TERM LOAN
          NAME OF LENDER                                           PERCENTAGE        AMOUNT       PERCENTAGE
-------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank                       $15,750,000                 35%              $1,750,000          35%

Key Bank National Association              $9,000,000                 20%              $1,000,000          20%

HSBC Bank USA                              $6,750,000                 15%               $750,000           15%
-------------------------------------------------------------------------------------------------------------------
Manufacturers and Traders Trust           $13,500,000                 30%              $1,500,000          30%
Company
-----------------------------------------------------------------------------------------------------------------
TOTAL                                     $45,000,000            100.00000000%         $5,000,000     100.00000000
                                                                                                            %
-------------------------------------------------------------------------------------------------------------------





ARTICLE 1.DEFINITIONS; ACCOUNTING TERMS..................................................1
         Section 1.01.Definitions........................................................1
         Section 1.02Accounting Principles...............................................27
         Section 1.03Directly or Indirectly..............................................27
         Section 1.04.Construction.......................................................27
         Section 1.05.Joint and Several Obligations; Borrowers' Agent....................27


ARTICLE 2.THE CREDIT.....................................................................27
         Section 2.01.The Revolving Credit Loans.........................................27
         Section 2.02.Making the Revolving Credit Loans..................................28
         Section 2.03.Principal Repayment of Revolving Credit Loans......................28
         Section 2.04.The Term Loans.....................................................29
         Section 2.05.Mandatory Prepayments..............................................29
         Section 2.06.Interest...........................................................31
         Section 2.07.Eurodollar Interest Periods........................................31
         Section 2.08.Conversions........................................................32
         Section 2.09.Voluntary Prepayments..............................................32
         Section 2.10.Uncollected Funds Compensation.....................................32
         Section 2.11.Termination of Revolving Credit Commitments........................33
         Section 2.12.Certain Notices....................................................33
         Section 2.13.Calculation of Borrowing Base......................................33
         Section 2.1.Letters of Credit...................................................33
         Section 2.1Settlement Between Agent and Lenders.................................34
         Section 2.16Fees................................................................34
         Section 2.17.Payments Generally.................................................35
         Section 2.18.Purpose............................................................36
         Section 2.19.Treatment of Loans Outstanding under Existing
            Credit Agreement.............................................................36


ARTICLE 3.YIELD PROTECTION; ILLEGALITY; ETC..............................................36
         Section 3.01.Additional Costs...................................................36
         Section 3.02.Limitation on Types of Loans.......................................38
         Section 3.03.Illegality.........................................................38
         Section 3.04.Certain Base Rate Loans pursuant to sections 3.01 and 3.03.........38
         Section 3.05.Certain Compensation...............................................39
         Section 3.06.Mitigation Obligations.............................................39


ARTICLE 4.CONDITIONS PRECEDENT...........................................................39
         Section 4.01.Conditions Precedent to the Initial Loans..........................39
         Section 4.02.Additional Conditions Precedent....................................43
         Section 4.03.Deemed Representations.............................................44


ARTICLE 5.REPRESENTATIONS AND WARRANTIES.................................................44
         Section 5.01.Incorporation, Good Standing and Due Qualification.................44
         Section 5.02.Corporate Power and Authority; No Conflicts........................44
         Section 5.03.Legally Enforceable Agreements.....................................45
         Section 5.04.Litigation.........................................................45
         Section 5.05.Financial Statements...............................................45
         Section 5.06.Ownership and Liens................................................46
         Section 5.07.Existing Indebtedness..............................................46
         Section 5.08.Taxes..............................................................46

         Section 5.09.ERISA..............................................................46
         Section 5.10.Subsidiaries and Affiliates........................................47
         Section 5.11.Operation of Business..............................................47
         Section 5.12.No Default on Outstanding Judgments or Orders......................48
         Section 5.13.No Defaults on Other Agreements....................................48
         Section 5.14.Labor Matters......................................................48
         Section 5.15.Investment Company Act.............................................49
         Section 5.16.Environmental Matters..............................................49
         Section 5.17.Regulation U.......................................................49
         Section 5.18.No Guaranties or Indemnities.......................................49
         Section 5.19.Bank Accounts......................................................49
         Section 5.20.Trade Relations....................................................50


ARTICLE 6.AFFIRMATIVE COVENANTS..........................................................50
         Section 6.01.Maintenance of Existence...........................................50
         Section 6.02.Conduct of Business................................................50
         Section 6.03.Maintenance of Properties..........................................50
         Section 6.04.Maintenance of Records; Fiscal Year................................50
         Section 6.05.Maintenance of Insurance...........................................50
         Section 6.06.Payment of Taxes; Compliance with Laws.............................51
         Section 6.07.Right of Inspection................................................51
         Section 6.08.Reporting Requirements.............................................51
         Section 6.09.Special Periodic Reports...........................................53
         Section 6.10.Reports on Disputes and Federal Contracts..........................54
         Section 6.11.Field Audits.......................................................54
         Section 6.12.Cooperation and Further Assurance..................................54
         Section 6.13.Deposits Into Collection Account...................................54
         Section 6.14.Cash Management System.............................................55
         Section 6.15.Certain Obligations Respecting Inactive Subsidiaries...............55
         Section 6.16.Matters Relating to Additional Real Property Collateral............55
         Section 6.17.Modifications to Foreign Pledge Agreements.........................55


ARTICLE 7.NEGATIVE COVENANTS.............................................................55
         Section 7.01.Sale of Assets.....................................................55
         Section 7.02.Stock of Subsidiaries, Etc.........................................57
         Section 7.03.Mergers, Etc.......................................................57
         Section 7.04.Dividends..........................................................57
         Section 7.05.Liens..............................................................58
         Section 7.06.Transactions with Affiliates.......................................59
         Section 7.07.Hazardous Materials ...............................................60
         Section 7.08.Acquisitions.......................................................60
         Section 7.09.Subsidiaries.......................................................60
         Section 7.10.Certain Investments................................................61
         Section 7.11.Indebtedness.......................................................61
         Section 7.12.Guarantees, Etc....................................................62
         Section 7.13.Subordinated Indebtedness..........................................62
         Section 7.14.Restrictive Agreements.............................................62
         Section 7.15.Special Restrictions on Foreign Subsidiaries and
            Inactive Subsidiaries........................................................63
         Section 7.16.CTG Europe.........................................................63
         Section 7.17.Payments on Foreign Subsidiary Loans...............................63


ARTICLE 8.FINANCIAL COVENANTS............................................................63
         Section 8.01.Total Funded Debt/ EBITDA Ratio....................................63


ARTICLE 9.EVENTS OF DEFAULT..............................................................64
         Section 9.01.Events of Default..................................................64
         Section 9.02.Remedies...........................................................65


ARTICLE 10.RELEASE OF GUARANTY AND CERTAIN SECURITY DOCUMENTS............................66
         Section 10.01.Release of the Guarantee of CTG (UK) Ltd..........................66
         Section 10.02.Release of Certain Security.......................................66


ARTICLE 11.THE AGENT; RELATIONS AMONG LENDERS AND BORROWER...............................67
         Section 11.01.Appointment, Powers and Immunities of Agent.......................67
         Section 11.02.Reliance by Agent.................................................67
         Section 11.03.Defaults..........................................................67
         Section 11.04.Rights of Agent as a Lender.......................................68
         Section 11.05.Indemnification of Agent..........................................68
         Section 11.06.Documents.........................................................68
         Section 11.07.Non-Reliance on Agent and Other Lenders...........................69
         Section 11.08.Failure of Agent to Act...........................................69
         Section 11.09.Resignation or Removal of Agent...................................69
         Section 11.10.Amendments Concerning Agency Function.............................69
         Section 11.11.Liability of Agent................................................70
         Section 11.12.Transfer of Agency Function.......................................70
         Section 11.13.Non-Receipt of Funds by the Agent.................................70
         Section 11.14.Withholding Taxes.................................................70
         Section 11.15.Several Obligations and Rights of Lenders.........................71
         Section 11.16.Pro Rata Treatment of Loans, Etc..................................71
         Section 11.17.Sharing of Payments Among Lenders.................................72
         Section 11.18.Enforcement of Facility Documents.................................72
         Section 11.19.Borrowing Base Statements, Etc....................................73


ARTICLE 12.MISCELLANEOUS.................................................................73
         Section 12.01.Amendments and Waivers............................................73
         Section 12.02.Usury.............................................................74
         Section 12.03.Expenses; Indemnification.........................................74
         Section 12.04.Survival..........................................................75
         Section 12.05.Assignment; Participations........................................75
         Section 12.06.Notices...........................................................78
         Section 12.07.Table of Contents; Headings.......................................78
         Section 12.08.Severability......................................................78
         Section 12.09.Counterparts......................................................78
         Section 12.10.Governing Law.....................................................78
         Section 12.11.Incorporation By Reference; Conflicts.............................78
         Section 12.12.Jurisdiction, Venue and Service...................................79
         Section 12.13.Right of Setoff...................................................79
         Section 12.14.Integration.......................................................79
         Section 12.15.Waiver of Jury Trial..............................................79